EXHIBIT 4.5

SMITHFIELD FOODS, INC.

SECOND AMENDED AND RESTATED

NOTE PURCHASE AGREEMENT

DATED AS OF OCTOBER 29, 2004

$9,852,942 8.41% SERIES B SENIOR SECURED NOTES DUE AUGUST 1, 2006

$9,250,000 10.75% SERIES E SENIOR SECURED NOTES DUE AUGUST 1, 2005

$100,000,000 8.52% SERIES F SENIOR SECURED NOTES DUE AUGUST 1, 2006

$14,000,000 9.85% SERIES G SENIOR SECURED NOTES DUE NOVEMBER 1, 2006

Guarantied By:

Brown’s of Carolina LLC

Brown’s Farms, LLC

Brown’s Realty Partnership

Carroll’s Foods of Virginia LLC

Carroll’s Foods LLC

Carroll’s Realty Partnership

Cattle Production Systems, Inc.

Central Plains Farms LLC

Circle Four LLC

Coddle Roasted Meats, Inc.

Gwaltney of Smithfield, Ltd.

Hancock’s Old Fashioned Country Ham, Inc.

Iowa Quality Meats, Ltd.

John Morrell & Co.

Lykes Meat Group, Inc.

Moyer Packing Company

Murphy-Brown LLC

Murphy Farms LLC

North Side Foods Corp.

Packerland Holdings, Inc.

Packerland Processing Company, Inc.

Packerland-Plainwell, Inc. (f/k/a Murco Foods, Inc.)

Patrick Cudahy Incorporated

Premium Pork, Inc.

Quarter M Farms LLC

Quik-To-Fix Foods, Inc.

SFFC, Inc.

Smithfield Purchase Corporation

Stadler’s Country Hams, Inc.

Sun Land Beef Company

Sunnyland, Inc.

Smithfield-Carroll’s Farms

The Smithfield Companies, Inc.

The Smithfield Packing Company Incorporated

Smithfield Packing Real Estate, LLC

Smithfield Packing Realty Partnership

i

4.	PAYMENTS.		16

	4.1	Interest Payments.	16
	4.2	Scheduled Required Prepayments.	17
	4.3	Offer to Prepay upon Change in Control.	18
	4.4	Optional Prepayments.	19
	4.5	Notice of Optional Prepayment.	20
	4.6	Pro Rata Payments.	20
	4.7	Notation of Notes on Prepayment.	20
	4.8	No Other Optional Prepayments.	21

5.	REGISTRATION; SUBSTITUTION OF NOTES.		21

	5.1	Registration of Notes.	21
	5.2	Exchange of Notes.	21
	5.3	Replacement of Notes.	22
	5.4	Issuance Taxes.	22

6.	GENERAL COVENANTS.		22

	6.1	Payment of Taxes and Claims.	22
	6.2	Maintenance of Properties and Corporate Existence.	23
	6.3	Payment of Notes and Maintenance of Office.	24
	6.4	Intentionally Deleted.	24
	6.5	Consolidated Working Capital.	24
	6.6	Funded Debt to Capitalization Ratio.	24
	6.7	Maintenance of Funded Debt.	24
	6.8	Consolidated Interest Coverage Ratio; Consolidated Fixed Charges.	25
	6.9	Restrictions on Dividends, etc.	25
	6.10	Consolidated Net Worth.	26
	6.11	Terrorism Sanctions Regulations.	26
	6.12	Restricted Payments and Restricted Investments.	26
	6.13	Liens.	27
	6.14	Merger; Acquisition.	30
	6.15	Transfers of Property; Subsidiary Stock.	32
	6.16	Trademark Subsidiaries.	36
	6.17	Environmental Compliance.	36
	6.18	Line of Business.	37
	6.19	Transactions with Affiliates.	37
	6.20	Tax Consolidation.	37
	6.21	ERISA.	37
	6.22	Guaranties.	39
	6.23	Private Offering.	39
	6.24	Covenants Regarding the Bladen County Cogeneration Property.	39

7.	INFORMATION AS TO COMPANY AND GUARANTORS.		40

	7.1	Financial and Business Information.	40
	7.2	Officer’s Certificates.	43
	7.3	Accountants’ Report.	44

	7.4	Inspection.	44

8.	EVENTS OF DEFAULT.		45

	8.1	Nature of Events.	45
	8.2	Default Remedies.	47
	8.3	Annulment of Acceleration of Notes.	48

9.	INTERPRETATION OF THIS AGREEMENT.		49

	9.1	Terms Defined.	49
	9.2	GAAP.	73
	9.3	Directly or Indirectly.	73
	9.4	Section Headings, Table of Contents and Construction.	73
	9.5	Governing Law.	73

10.	MISCELLANEOUS.		73

	10.1	Communications.	73
	10.2	Reproduction of Documents.	75
	10.3	Survival.	75
	10.4	Successors and Assigns.	75
	10.5	Amendment and Waiver.	75
	10.6	Payments, When Received.	77
	10.7	Entire Agreement.	77
	10.8	Duplicate Originals, Execution in Counterpart.	77

Annexes and Exhibits

Annex 1	—	Information as to Noteholders
Annex 2	—	Information as to Company and Subsidiaries

Exhibit A1	—	Form of 8.41% Series B Senior Secured Note Due August 1, 2006
Exhibit A2	—	Form of 10.75% Series E Senior Secured Note Due August 1, 2005
Exhibit A3	—	Form of 8.52% Series F Senior Secured Note Due August 1, 2006
Exhibit A4	—	Form of 9.85% Series G Senior Secured Note Due November 1, 2006

Exhibit B	—	Form of Company Counsel’s Closing Opinion

Exhibit C	—	Form of Company Officers’ Certificate
Exhibit D	—	Form of Company Secretary’s Certificate

SMITHFIELD FOODS, INC.

SECOND AMENDED AND RESTATED

NOTE PURCHASE AGREEMENT

$9,852,942 8.41% SERIES B SENIOR SECURED NOTES DUE AUGUST 1, 2006

$9,250,000 10.75% SERIES E SENIOR SECURED NOTES DUE AUGUST 1, 2005

$100,000,000 8.52% SERIES F SENIOR SECURED NOTES DUE AUGUST 1, 2006

$14,000,000 9.85% SERIES G SENIOR SECURED NOTES DUE NOVEMBER 1, 2006

Dated as of October 29, 2004

Separately addressed to each of the

Noteholders listed on Annex 1 hereto:

Ladies and Gentlemen:

SMITHFIELD FOODS, INC., a Virginia corporation (together with its successors and assigns, the “Company”), hereby agrees with you as follows:

1. BACKGROUND; AMENDMENT AND RESTATEMENT

1.1 Background.

The Company has issued and sold:

(a) $9,852,942 in aggregate principal amount of its eight and forty-one one-hundredths percent (8.41%) Series B Senior Secured Notes due August 1, 2006, substantially in the form of Exhibit A1 hereto (the “Series B Notes”);

(b) $9,250,000 in aggregate principal amount of its ten and seventy-five one-hundredths percent (10.75%) Series E Senior Secured Notes due August 1, 2005, substantially in the form of Exhibit A2 hereto (the “Series E Notes”);

(c) $100,000,000 in aggregate principal amount of its eight and fifty-two one-hundredths percent (8.52%) Series F Senior Secured Notes due August 1, 2006, substantially in the form of Exhibit A3 hereto (“Series F Notes”); and

(d) $14,000,000 in aggregate principal amount of its nine and eighty-five one-hundredths percent (9.85%) Series G Senior Secured Notes due November 1, 2006, substantially in the form of Exhibit A4 hereto (the “Series G Notes”);

pursuant to those separate Amended and Restated Note Purchase Agreements (collectively, the “First Restatement”) each dated as of October 31, 1999 among the Company and the noteholders named in Annex 1 thereto (as amended by that certain Amendment Agreement No. 1, dated as of December 7, 2001, that certain Amendment Agreement No. 2, dated as of December 31, 2002, that certain Amendment Agreement No. 3, dated as of April 4, 2003, that certain Amendment Agreement No. 4, dated as of October 31, 2003, and that certain Amendment Agreement No. 5, dated as of March 25, 2004, each among the Company and the other parties listed on the signature pages thereto, each an “Existing Note Purchase Agreement” and collectively, the “Existing Note Purchase Agreements”). The Company represents and warrants to each of you that (i) the register kept by the Company for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the “Noteholders”) is currently a holder of the outstanding aggregate principal amount of the Notes as of the date hereof indicated in such Annex and (ii) there are no other Notes outstanding under the Existing Note Purchase Agreements.

The Series B Notes, the Series E Notes, the Series F Notes and the Series G Notes, including Notes of each such series delivered from time to time pursuant to this Agreement and the other Note Purchase Agreements, are herein referred to, individually, as a “Note,” and collectively, as the “Notes.”

1.2 Agreement of Noteholders to Amendment and Restatement; Closing.

(a) Agreement. Subject to the satisfaction of the conditions set forth in Section 3, you agree, by execution of this Agreement, that the Existing Note Purchase Agreement is hereby amended and restated in the form of this Agreement and that each of the Series B Notes, the Series E Notes, the Series F Note and the Series G Notes shall be deemed to be automatically amended without any further action required on the part of any other Person, to conform to and have the terms provided in Exhibit A1, Exhibit A2, Exhibit A3 and Exhibit A4 respectively (except that the principal amount and payee of each Note shall remain unchanged) and any Series B Note, Series E Note, Series F Note or Series G Note issued after the Second Restatement Date shall be in the form of Exhibit A1, Exhibit A2, Exhibit A3 or Exhibit A4, as applicable.

(b) Restatement Dates. The initial amendment and restatement of the terms of this Agreement took place on October 31, 1999 (the “First Restatement Date”) and the closing under the second amendment and restatement of the terms of this Agreement will be held contemporaneously with the execution and delivery of this Agreement (the date of such closing herein referred to as the “Second Restatement Date”) at the office of Bingham McCutchen LLP, One State Street, Hartford, Connecticut 06103. It is agreed that the Second Restatement Date shall be October 29, 2004.

(c) Other Noteholders. Contemporaneously with the execution and delivery hereof, the Company is entering into a separate Second Amended and Restated Note Purchase Agreement identical (except for the name, address and signature of the Noteholder party thereto) to this Agreement (this Agreement and such other separate Second Amended and Restated Note Purchase Agreements, collectively, as may be amended from time to time, the “Note Purchase Agreements”) with each other Noteholder.

1.3 Failure of Conditions.

If on the Second Restatement Date the conditions specified in Section 3 to be fulfilled have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such nonfulfillment, and the Existing Note Purchase Agreement shall remain in full force.

1.4 Expenses.

(a) Generally. Whether or not the transactions contemplated by this Agreement are consummated, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating hereto, including but not limited to:

(i) the cost of reproducing the Financing Documents;

(ii) the fees and disbursements of your special counsel;

(iii) the fees and disbursements of the Security Trustee and its counsel;

(iv) the fees, expenses and costs incurred in complying with each of the conditions to closing set forth in Section 3;

(v) all other expenses incurred in connection with the transactions contemplated by this Agreement; and

(vi) the expenses relating to the consideration, negotiation, preparation or execution of any amendments, waivers or consents pursuant to the provisions hereof and of the other Financing Documents, whether or not any such amendments, waivers or consents are executed.

(b) Counsel. Without limiting the generality of the foregoing, it is agreed and understood that the Company will pay, on the Second Restatement Date, the statement for fees and disbursements of your special counsel presented on the Second Restatement Date and the Company will also pay upon receipt of any statement thereof, each additional statement for fees and disbursements of your special counsel rendered after the Second Restatement Date in connection with the matters referred to in Section 1.4(a)(vi).

(c) Survival. The obligations of the Company under this Section 1.4 shall survive the payment or prepayment of the Notes and the termination hereof.

1.5 Collateral; Release.

The Notes are secured pursuant to and entitled to all of the benefits of the Security Documents. In the event that at any time after the Second Restatement Date the Company shall have obtained an Acceptable Rating in respect of its long-term, senior unsecured debt, the Company may give written notice to each holder of Notes (which notice shall include copies of the letters to the Company from Moody’s and Standard & Poor’s evidencing that such Acceptable Rating has been in full force and effect for the one hundred eighty (180) day period immediately preceding the date of such notice requesting that the holders of the Notes direct the Security Trustee to release the Collateral from the security interests created by the Security Documents on a date specified in such notice (the “Collateral Release Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice. The holders of the Notes agree to direct the Security Trustee to so release the Collateral, provided that the Collateral Release Conditions have been satisfied and the holders of the Notes and the Security Trustee shall have received an officer’s certificate, executed by a Senior Officer and dated the Collateral Release Date, specifying that at the time of such release and after giving effect thereto, each of the Collateral Release Conditions are satisfied. Notwithstanding such release of Collateral, the provisions of Section 6.13 hereof shall continue to apply on and after the Collateral Release Date.

2. WARRANTIES AND REPRESENTATIONS.

To induce you to enter into this Agreement, the Company warrants and represents as follows:

2.1 Material Adverse Change.

Since the date of the last audited consolidated financial statements of the Company delivered to each of the Noteholders (or their predecessors in interest), there has been no change in the business, prospects, profits, Properties or condition (financial or otherwise) of the Company, except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

2.2 Financial Statements; Debt.

(a) Financial Statements. The quarterly and annual financial statements most recently delivered to you pursuant to Section 7.1 of the Existing Note Purchase Agreement have been prepared in accordance with GAAP consistently applied and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of such dates and the results of their operations and cash flows for the periods specified therein.

(b) Debt. Part 2.2(b) of Annex 2 lists all Debt of the Company and the Subsidiaries as of the First Restatement Date (prior to giving effect to the transactions which occurred on the First Restatement Date) which Debt is of an outstanding amount, in each case, in excess of fifty thousand dollars ($50,000), and provides the following information with respect to each item of such Debt:

(i) the obligor in respect thereof,

(ii) the holder thereof,

(iii) the outstanding amount thereof and the interest rate or rates applicable thereto,

(iv) the portion thereof classified as current in accordance with GAAP,

(v) the final maturity thereof, and

(vi) the collateral securing such Debt, if any.

The aggregate amount of Debt of the Company and the Subsidiaries as of the First Restatement Date that is not set forth on Part 2.2(b) of Annex 2 did not exceed two million five hundred thousand dollars ($2,500,000).

2.3 Subsidiaries and Affiliates.

Part 2.3 of Annex 2 states:

(a) the name of each of the Subsidiaries as of the Second Restatement Date, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and each other Subsidiary; and

(b) the name of each of the Affiliates as of the Second Restatement Date and the nature of the affiliation.

Each of the Company and the Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

2.4 Pending Litigation.

(a) Pending Litigation. There are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

(b) No Defaults. Neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

2.5 Title to Properties; UCC Matters.

(a) Title to Properties. The Company and the Subsidiaries have valid title to all of the Property reflected in the most recent audited consolidated balance sheet referred to in Section 2.2(a) (except as sold or otherwise disposed of in the ordinary course of business), except for such failures to have valid title as are immaterial in the context of such balance sheet and that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

(b) Leases. All leases necessary for the conduct of the business of the Company and the Subsidiaries are valid and subsisting and are in full force and effect, except for such failures to be valid and subsisting that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

(c) Liens. All Property of the Company and the Subsidiaries is free from Liens not permitted by Section 6.13.

(d) UCC Matters. Part 2.5(d) of Annex 2 sets forth with respect to the Company and each Guarantor, as of the First Restatement Date:

(i) each name under which such Person conducts or has conducted all or a portion of its business operations, and

(ii) the location of the principal executive office of each such Person.

Neither the Company nor any Guarantor has changed its name or the name under which it conducts its business operations within the immediately preceding period of five (5) years.

2.6 Patents, Trademarks, Licenses, etc.

Except as set forth on Part 2.6 of Annex 2, as of the First Restatement Date each of the Company and the Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others. The Trademark Subsidiaries own all such patents, trademarks, service marks, trade names, copyrights and licenses. Part 2.6 of Annex 2 sets forth the identity of each of the Trademark Subsidiaries on the First Restatement Date.

2.7 Taxes.

(a) Returns Filed; Taxes Paid. All tax returns required to be filed by each of the Company and the Subsidiaries and any other Person with which the Company or any Subsidiary files or has filed a consolidated return in any jurisdiction have in fact been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon each of the Company and the Subsidiaries and any such Person, and upon any of their respective Properties, income or franchises, that are due and payable have been paid. As of the First Restatement Date, all liabilities of the Company and the Subsidiaries with respect to federal income taxes have been finally determined except with respect to the fiscal years disclosed on Part 2.7 of Annex 2, which are the only fiscal years not closed by the completion of an audit or the expiration of the statute of limitations. There is currently in effect no tax sharing, tax allocation or similar agreement providing for the manner in which tax payments (whether in respect of federal or state income or other taxes) owing by the members of the affiliated group of which the Company is the “common parent” (as defined in section 1504 of the IRC) are allocated between any member of such group and any Person other than the Company or a Subsidiary.

(b) Book Provisions Adequate.

(i) The amount of the liability for taxes reflected in the most recent balance sheet referred to in Section 2.2(a) is an adequate provision for taxes as of the date of such balance sheet (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Company, any Subsidiary and the other Persons consolidated with the Company in such financial statements in respect of all tax periods ending on or prior to such dates.

(ii) As of the First Restatement Date, neither the Company nor any Subsidiary knows of any proposed additional tax assessment against it or any such Person that is not reflected in full in the most recent balance sheet referred to in Section 2.2(a).

2.8 Full Disclosure.

The financial statements referred to in Section 2.2(a) do not, nor does any Financing Document or any written statement furnished by or on behalf of the Company or any Subsidiary to you in connection with the negotiation or the closing of the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading when viewed in the aggregate. There is no fact that the Company has not disclosed to you in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

2.9 Corporate Organization and Authority.

The Company and each Subsidiary:

(a) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing (to the extent that such concept is applicable) under the laws of its jurisdiction of organization;

(b) has all legal and corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

(c) has all necessary licenses, certificates and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates and permits, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

(d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, limited liability company or foreign partnership, as the case may be, in each state in the United States of America and in each other jurisdiction where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

2.10 Restrictions on Company and Subsidiaries.

(a) Neither the Company nor any Subsidiary:

(i) is a party to any contract or agreement, or subject to any charter, bylaw, partnership agreement or other restriction that, in the aggregate for all such contracts, agreements, constitutive documents and other restrictions (assuming that all such contracts and agreements are performed in accordance with their respective terms), could reasonably be expected to have a Material Adverse Effect; or

(ii) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 6.13.

(b) As of the First Restatement Date, neither the Company nor any Guarantor is a party to any contract or agreement that restricts the right or ability of the Company or such Guarantor to incur Debt, other than this Agreement and the agreements listed in Part 2.10(b) of Annex 2 (none of which restricts the issuance and sale of the Notes or the performance of the Company hereunder or under the Notes and none of which restricts the guaranty of the Notes by any of the Guarantors under the Joint and Several Guaranty).

2.11 Compliance with Law.

Neither the Company nor any Subsidiary:

(a) is in violation of any law, ordinance, governmental rule or regulation to which it is subject (including, without limitation, those relating to zoning and planning, building, subdivision, inland wetland and environmental and hazardous waste disposal); or

(b) has failed to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business (including, without limitation, to the extent required, building, zoning, subdivision, traffic and environmental approvals and certificates of occupancy);

which violations or failures to obtain, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

2.12 Pension Plans.

(a) Disclosure. Part 2.12(a) of Annex 2 identifies as of the First Restatement Date all ERISA Affiliates and all “employee benefit plans” with respect to which the Company or any “affiliate” of the Company is a “party-in-interest” or in respect of which the Notes could constitute an “employer security” (“employee benefit plan” and “party-in-interest” have the meanings specified in section 3 of ERISA and “affiliate” and “employer security” have the meanings specified in section 407(d) of ERISA).

(b) Prohibited Transactions. The execution and delivery of this Agreement will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A) through section 4975(D), inclusive, of the IRC.

(c) Relationship of Vested Benefits to Pension Plan Assets. Except as set forth on Part 2.12(c) of Annex 2, immediately prior to the First Restatement Date the present value of all benefits, determined as of the most recent valuation date immediately prior to the First Restatement Date for such benefits (as provided in Section 6.21(c)), vested under each Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits, determined as of the most recent valuation date (as provided in Section 6.21(c)) immediately prior to the First Restatement Date.

(d) ERISA Requirements. Each of the Company and the ERISA Affiliates:

(i) has fulfilled all obligations under the minimum funding standards of ERISA and the IRC with respect to each Pension Plan that is not a Multiemployer Plan;

(ii) is in compliance in all material respects with all other applicable provisions of ERISA and the IRC with respect to each Pension Plan and each Multiemployer Plan; and

(iii) has not incurred any liability under Title IV of ERISA to the PBGC (other than in respect of required insurance premiums, all of which that are due having been paid), with respect to any Pension Plan, any Multiemployer Plan or any trust established thereunder.

(e) Accumulated Funding Deficiency. Except as set forth in Part 2.12(e) of Annex 2, no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the IRC), whether or not waived, exists as of the First Restatement Date with respect to any Pension Plan.

(f) Reportable Events. No Pension Plan or trust created thereunder has been terminated, and there have been no “reportable events” (as such term is defined in section 4043 of ERISA), with respect to any Pension Plan or trust created thereunder or with respect to any Multiemployer Plan, which reportable event or events will or could result in the termination of such Pension Plan or Multiemployer Plan and give rise to a liability of the Company or any ERISA Affiliate in respect thereof.

(g) Multiemployer Plans. Other than as set forth on Part 2.12(g) of Annex 2, as of the First Restatement Date neither the Company nor any ERISA Affiliate is an employer required to contribute to any Multiemployer Plan. Neither the Company nor

any ERISA Affiliate has incurred, nor is expected to incur, any withdrawal liability (that has not previously been fully satisfied) under ERISA with respect to any Multiemployer Plan, the effect of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Multiemployer Plans have been terminated under section 4041A of ERISA, have been placed in reorganization status under Title IV of ERISA, or have been determined to be “insolvent” (as such term is defined in section 4245 of ERISA).

(h) Multiple Employer Pension Plans. Neither the Company nor any ERISA Affiliate is a “contributing sponsor” (as such term is defined in section 4001 of ERISA) in any Multiple Employer Pension Plan and neither the Company nor any ERISA Affiliate has incurred (without fully satisfying the same), or reasonably expects to incur, withdrawal liability in respect of any Multiple Employer Pension Plan, which withdrawal liability could reasonably be expected to have a Material Adverse Effect.

(i) Foreign Pension Plan. Except as set forth in Part 2.12(i) of Annex 2, no Foreign Pension Plans exist as of the First Restatement Date and neither the Company nor any Subsidiary has any present or future obligations in respect of any Foreign Pension Plan.

2.13 USA Patriot Act, Etc.

(a) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(b) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

2.14 Certain Laws.

The execution and delivery of this Agreement by the Company and each of the Guarantors and the performance under the Financing Documents by the Company and the Subsidiaries:

(a) is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts, as amended, or the Federal Power Act, as amended, and

(b) does not violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

2.15 Environmental Compliance.

(a) Compliance. Except as set forth in Part 2.14(a) of Annex 2, as of the First Restatement Date neither the Company nor any Subsidiary is in violation of any Environmental Protection Law in effect in any jurisdiction where it currently is doing business or owns Property, except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

(b) Liability. Except as set forth in Part 2.14(b) of Annex 2, as of the First Restatement Date neither the Company nor any Subsidiary is subject to any liability under any Environmental Protection Law that, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect.

(c) Notices. Except as set forth in Part 2.14(c) of Annex 2, as of the First Restatement Date neither the Company nor any Subsidiary has received any:

(i) notice from any Governmental Authority by which any of its currently or previously owned or leased Properties has been identified in any manner by any Governmental Authority as a hazardous substance disposal or removal site, “Super Fund” clean-up site, or other clean-up site or candidate for removal or closure pursuant to any Environmental Protection Law;

(ii) notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its currently or previously owned or leased Properties; or

(iii) communication from any Governmental Authority concerning any action or omission by the Company or such Subsidiary in connection with its currently or previously owned or leased Properties resulting in the release of any Hazardous Substance or resulting in any violation of any Environmental Protection Law;

in each case where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

2.16 Transaction is Legal and Authorized; Obligations are Enforceable.

(a) Transaction is Legal and Authorized. Each of the execution and delivery of this Agreement by the Company and by each of the Guarantors and compliance by the Company and each of the Guarantors with all of their respective obligations under the Financing Documents:

(i) is within the corporate powers of the Company and each of the Guarantors;

(ii) is legal and does not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound; and

(iii) does not give rise to a right or option of any other Person under any agreement or other instrument, which right or option could reasonably be expected to have a Material Adverse Effect.

(b) Obligations are Enforceable. This Agreement has been duly authorized by all necessary action on the part of each Obligor and has been executed and delivered by one or more duly authorized officers of such Obligor, and the obligations of each Obligor set forth herein constitute legal, valid and binding obligations of such Obligor, enforceable in accordance with its terms, except that the enforceability of the Financing Documents may be:

(i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors’ rights generally; and

(ii) subject to the availability of equitable remedies.

2.17 Governmental Consent.

Neither the nature of the Company or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company or any Guarantor as a condition to the execution and delivery of this Agreement.

2.18 No Defaults.

(a) The Agreement. No event has occurred and no condition exists that, upon the execution and delivery of this Agreement, would constitute a Default or an Event of Default.

(b) Charter Instruments, Other Agreements. Neither the Company nor any Subsidiary is in violation in any respect of any term of any charter instrument, bylaw, partnership agreement or other constitutive document or instrument. Neither the Company nor any Subsidiary is in violation in any respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

2.19 Company and the Guarantors.

The Company and the Guarantors are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources. The Company and each of the Guarantors receive direct economic and financial benefits from the Debt outstanding under the Note Purchase Agreements by the Company and the existence of such Debt is in the best interests of the Company and each of the Guarantors.

2.20 Solvency.

The fair value of the business and assets of the Company and each Guarantor will be in excess of the amount that will be required to pay its liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by this Agreement. Neither the Company nor any Guarantor, after giving effect to the transactions contemplated by this Agreement, will be engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small assets or capital (within the meaning of applicable law, including, without limitation, Section 548 of the United States Bankruptcy Code), and neither the Company nor any Guarantor has any intent to

(a) hinder, delay or defraud any entity to which it is, or will become, on or after the Second Restatement Date, indebted, or

(b) incur debts that would be beyond its ability to pay as they mature.

2.21 True and Correct Copies.

The Company has delivered to you or your special counsel true and correct copies of each of the following (including each amendment and restatement entered into in connection herewith) : (a) the Credit Facility and any other Revolving Credit Agreement (including, without limitation, all schedules and exhibits thereto and all agreements delivered in connection therewith) of the Company or any Subsidiary, (b) the 1999 Note Purchase Agreement, (c) the 2000 Note Purchase Agreement and (d) the 2002 Note Purchase Agreement.

2.22 Joinder Agreement.

Cattle Production Systems, Inc. (f/k/a Beef Production Systems, Inc.) shall have executed and delivered to you or your special counsel (i) that certain joinder agreement, dated on or before October 29, 2004, by which Cattle Production Systems, Inc. shall become a guarantor under the Joint and Several Guaranty and (ii) that certain joinder agreement, dated on or before October 29, 2004, by which Cattle Production Systems, Inc. shall become a subsidiary guarantor under the Intercreditor Agreement.

3. CLOSING CONDITIONS.

The effectiveness of this Agreement, as to the parties hereto, is subject to the following conditions precedent:

3.1 Opinions of Counsel.

You shall have received a closing opinion from McGuireWoods LLP, counsel for the Company and the Guarantors, dated as of the Second Restatement Date, and substantially in the form set forth in Exhibit B, and as to such other matters as you may reasonably request. The Company hereby requests and directs its counsel to deliver such closing opinion to you and the other Noteholders.

3.2 Warranties and Representations True.

The warranties and representations contained in Section 2 shall be true on the Second Restatement Date with the same effect as though made on and as of that date.

3.3 No Defaults.

No “Default” or “Event of Default” (as such terms are defined in the Existing Note Purchase Agreements) shall exist in respect of the Notes, this Agreement or the Existing Note Purchase Agreements.

3.4 Officers’ Certificates.

You shall have received:

(a) a certificate dated the Second Restatement Date and signed by the President, a Vice-President, the Controller, the Treasurer, an Assistant Treasurer or the Chief Financial Officer of the Company, substantially in the form of Exhibit C, certifying that the conditions specified in Section 3.2, Section 3.3, Section 3.8 and Section 3.9 have been fulfilled and that no Default or Event of Default exists on the Second Restatement Date; and

(b) a certificate dated the Second Restatement Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D, with respect to the matters set forth therein.

3.5 Other Noteholders.

None of the other Noteholders shall have failed to execute and deliver a Note Purchase Agreement on the Second Restatement Date.

3.6 Expenses.

All fees and disbursements required to be paid on or before the Second Restatement Date pursuant to Section 1.4 shall have been paid in full.

3.7 Ratification by Guarantors

Each Guarantor shall have executed and delivered the ratification of its obligations under the Joint and Several Guaranty as contemplated on the signature pages to this Agreement.

3.8 Other Debt Documents.

The Company shall have delivered to you a true and correct copy of the agreements referred to in Section 2.21.

3.9 Transaction Structuring Fee.

The Company shall have paid to each Noteholder a non-refundable transaction restructuring fee equal to five hundredths of one percent (0.05%) of the aggregate principal amount of the Notes held by such Noteholder on the Second Restatement Date.

3.10 Compliance with this Agreement.

Each of the Company and the Guarantors shall have performed and complied with all agreements and conditions contained herein that are required to be performed or complied with by the Company and the Guarantors on or prior to the Second Restatement Date, and such performance and compliance shall remain in effect on the Second Restatement Date.

3.11 Proceedings Satisfactory.

All proceedings taken in connection with the transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with your special counsel’s closing opinion, all in form and substance satisfactory to you and your special counsel.

4. PAYMENTS.

4.1 Interest Payments.

Interest shall accrue on the unpaid principal balance of the Notes on the basis of a 360-day year of twelve 30-day months:

(a) Series B Notes. With respect to the Series B Notes, at the rate of 8.41% per annum and shall be payable to the holders of the Series B Notes, in arrears, quarterly on the first day of February, May, August and November in each year, commencing on August 1, 1996, until the principal amount of the Series B Notes in respect of which such interest shall have accrued shall become due and payable, and interest shall accrue on any overdue principal (including any overdue prepayment of principal), Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest at a rate equal to the lesser of (i) the highest rate allowed by applicable law, and (ii) 10.41% per annum,

(b) Series E Notes. With respect to the Series E Notes, at the rate of 10.75% per annum and shall be payable to the holders of the Series E Notes, in arrears, quarterly on the first day of February, May, August and November in each year, commencing on August 1, 1996, until the principal amount of the Series E Notes in respect of which such interest shall have accrued shall become due and payable, and interest shall accrue on any overdue principal (including any overdue prepayment of principal), Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest at a rate equal to the lesser of (i) the highest rate allowed by applicable law, and (ii) 12.75% per annum,

(c) Series F Notes. With respect to the Series F Notes, at the rate of 8.52% per annum and shall be payable to the holders of the Series F Notes, in arrears, quarterly on the first day of February, May, August and November in each year, commencing on August 1, 1996, until the principal amount of the Series F Notes in respect of which such interest shall have accrued shall become due and payable, and interest shall accrue on any overdue principal (including any overdue prepayment of principal), Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest at a rate equal to the lesser of (i) the highest rate allowed by applicable law, and (ii) 10.52% per annum, and

(d) Series G Notes. With respect to the Series G Notes, at the rate of 9.85% per annum and shall be payable to the holders of the Series G Notes, in arrears, quarterly on the first day of February, May, August and November in each year, commencing on August 1, 1996, until the principal amount of the Series G Notes in respect of which such interest shall have accrued shall become due and payable, and interest shall accrue on any overdue principal (including any overdue prepayment of principal), Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest at a rate equal to the lesser of (i) the highest rate allowed by applicable law, and (ii) 11.85% per annum, and

4.2 Scheduled Required Prepayments.

(a) Series B Notes. In addition to paying the entire then outstanding principal amount and the interest due on the Series B Notes on the maturity date thereof (August 1, 2006), the Company shall prepay, and there shall become due and payable, seven hundred fifty-eight thousand dollars ($758,000) in aggregate principal amount of the Series B Notes on the first day of February, May, August and November in each year, commencing on August 1, 2003 and ending on May 1, 2006, inclusive. Each such prepayment shall be at one hundred percent (100%) of the amount prepaid, together with interest accrued thereon to the date of prepayment.

(b) Series E Notes. In addition to paying the entire then outstanding principal amount and the interest due on the Series E Notes on the maturity date thereof (August 1, 2005), the Company shall prepay, and there shall become due and payable, two hundred fifty thousand dollars ($250,000) in aggregate principal amount of the Series E Notes on the first day of February, May, August and November in each year, commencing on August 1, 1996 and ending on May 1, 2005, inclusive. Each such prepayment shall be at one hundred percent (100%) of the amount prepaid, together with interest accrued thereon to the date of prepayment.

(c) Series F Notes. There shall be no required prepayments in respect of the Series F Notes. The entire principal amount of the Series F Notes remaining outstanding on August 1, 2006, together with accrued unpaid interest thereon, shall be due and payable on such date.

(d) Series G Notes. In addition to paying the entire then outstanding principal amount and the interest due on the Series G Notes on the maturity date thereof (November 1, 2006), the Company shall prepay, and there shall become due and payable, three hundred thirty-three thousand three hundred thirty-three and 33/100 dollars ($333,333.33) in aggregate principal amount of the Series G Notes on the first day of February, May, August and November in each year, commencing on August 1, 1996 and ending on August 1, 2006, inclusive. Each such prepayment shall be at one hundred percent (100%) of the amount prepaid, together with interest accrued thereon to the date of prepayment.

4.3 Offer to Prepay upon Change in Control.

(a) Notice and Offer. In the event of either

(i) a Change in Control, or

(ii) the obtaining of knowledge of a Control Event by any officer of the Company,

then the Company will, within three (3) Business Days of (x) such Change in Control or (y) the obtaining of knowledge of such Control Event (including via the receipt of notice of a Control Event from any holder of Notes), as the case may be, give written notice of such Change in Control or Control Event to each holder of Notes and, simultaneously with the sending of such written notice, give telephonic advice of such Change in Control or Control Event to an investment officer or other similar representative or agent of each such holder specified on Annex 1 at the telephone number specified thereon, or to such other Person at such other telephone number as any holder of a Note may specify to the Company in writing. In the event of a Change in Control, such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay all, but not less than all, of the Notes of each Series held by such holder on a date specified in such notice (the “Control Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice. (If the Control Prepayment Date shall not be specified in such notice, the Control Prepayment Date shall be the thirtieth (30th) day after the date of such notice.)

(b) Acceptance and Payment. To accept such offered prepayment, a holder of Notes shall cause a notice of such acceptance (which notice of acceptance may be in respect of one or more Series of Notes held by such holder, but which notice need not treat Notes of all Series held by such holder in the same manner) to be delivered to the Company not later than fourteen (14) days after the date of receipt by such holder of the written offer of such prepayment. If so accepted, such offered prepayment shall be due and payable on the Control Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes, together with (i) an amount equal to the Make-Whole Amount, if any, at the time applicable with respect to the principal amount of the Notes of such Series then being prepaid and (ii) interest on the Notes then being prepaid accrued to the Control Prepayment Date.

(c) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 4.3 will be accompanied by an officer’s certificate, executed by a Senior Officer and dated the date of such offer, specifying:

(i) the Control Prepayment Date;

(ii) the principal amount of each Note offered to be prepaid;

(iii) the interest to be paid on each such Note, accrued to the Control Prepayment Date;

(iv) the calculation of an estimated Make-Whole Amount, if any (assuming the date of prepayment was the date of such notice), due in connection with such prepayment, accompanied by a copy of the Applicable H.15 used in determining the Make-Whole Discount Rate in respect thereof;

(v) that the conditions of this Section 4.3 have been fulfilled; and

(vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

Contemporaneously with any such prepayment the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date, accompanied by a copy of the Applicable H.15 used in determining the Make-Whole Discount Rate in respect thereof.

(d) Effect of Prepayments. Each prepayment of principal of the Notes of any Series pursuant to this Section 4.3 shall be applied to reduce the principal amount of the Notes of such Series due on the maturity date of the Notes of such Series and to reduce each remaining scheduled required prepayment of principal (if any) applicable to each such Series required by Section 4.2, apportioned on a ratable basis (based on the principal amount due on each such date) among all such amounts.

4.4 Optional Prepayments.

(a) Optional Prepayments. The Company may at any time after the Second Restatement Date prepay the principal amount of the Notes, in part, in integral multiples of five million dollars ($5,000,000), or in whole, in each case together with:

(i) an amount equal to the Make-Whole Amount at such time in respect of the principal amount of the Notes of such Series being so prepaid; and

(ii) interest on such principal amount then being prepaid accrued to the prepayment date.

(b) Effect of Prepayments. Each prepayment of principal of the Notes pursuant to Section 4.4(a) shall be applied first, to the principal amount of the Notes of each Series due on the maturity date of the Notes of such Series and second, to the scheduled required prepayments of principal (if any) applicable to such Series required by Section 4.2, in the inverse order of the maturity thereof.

4.5 Notice of Optional Prepayment.

The Company will give written notice of any optional prepayment of the Notes to each holder of the Notes not less than thirty (30) days or more than sixty (60) days before the date fixed for prepayment, specifying:

(a) such date;

(b) that such prepayment is being made pursuant to Section 4.4;

(c) the principal amount of such holder’s Notes to be prepaid on such date with respect to each Series of Notes held by such holder;

(d) the interest to be paid on each such Note, accrued to the date fixed for prepayment; and

(e) the calculation of an estimated Make-Whole Amount, if any (assuming the date of prepayment was the date of such notice) due in connection with such prepayment with respect to each Series of Notes held by such holder, accompanied by a copy of the Applicable H.15 used in determining the Make-Whole Discount Rate in respect thereof.

Such notice of prepayment shall also certify all facts that are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Amount, if any, and accrued interest thereon shall become due and payable on the specified prepayment date. Contemporaneously with such prepayment the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date, accompanied by a copy of the Applicable H.15 used in determining the Make-Whole Discount Rate in respect thereof.

4.6 Pro Rata Payments.

(a) Scheduled Required Prepayments. If, at the time of any required prepayment of the principal of Notes of any Series made pursuant to Section 4.2 there is more than one Note of such Series outstanding, the aggregate principal amount of such required prepayment shall be allocated among the Notes of such Series at the time outstanding pro rata in proportion to the respective unpaid principal amounts of all such outstanding Notes of such Series.

(b) Optional Prepayments. If, at the time of any optional prepayment of the principal of Notes made pursuant to Section 4.4 there is more than one Note outstanding, the aggregate principal amount of such optional prepayment shall be allocated among the Notes at the time outstanding pro rata in proportion to the respective unpaid principal amounts of all such outstanding Notes, without regard to the Series of such Notes.

4.7 Notation of Notes on Prepayment.

Upon any partial prepayment of a Note, such Note may, at the option of the holder thereof, be

(a) surrendered to the Company pursuant to Section 5.2 in exchange for a new Note of the same Series, in a principal amount equal to the principal amount remaining unpaid on the surrendered Note,

(b) made available to the Company for notation thereon of the portion of the principal so prepaid, or

(c) marked by such holder with a notation thereon of the portion of the principal so prepaid.

In case the entire principal amount of any Note is prepaid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the prepaid principal amount of any Note.

4.8 No Other Optional Prepayments.

Except as provided in Section 4.4, the Company may not make any optional prepayment (whether directly or indirectly by purchase or acquisition) in respect of the Notes.

5. REGISTRATION; SUBSTITUTION OF NOTES.

5.1 Registration of Notes.

The Company will cause to be kept at its office, maintained pursuant to Section 6.3, a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in the register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof.

5.2 Exchange of Notes.

(a) Upon surrender of any Note at the office of the Company maintained pursuant to Section 6.3 duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing, the Company will execute and deliver, at the Company’s expense (except as provided below), new Notes of the same Series in exchange therefor, in denominations of at least five hundred thousand dollars ($500,000) (except as may be necessary to reflect any principal amount not evenly divisible by five hundred thousand dollars ($500,000)), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request, shall be of the same Series as the surrendered Note and shall be substantially in the form of the Exhibit in Exhibit A1 through Exhibit A4 corresponding to the Series of the surrendered Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp or other issuance tax or governmental charge imposed in respect of any such transfer of Notes.

(b) The Company will pay the cost of delivering to or from such holder’s home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note.

5.3 Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership (or of ownership by such Institutional Investor’s nominee) and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is an Institutional Investor or a nominee of an Institutional Investor, such Institutional Investor’s own unsecured letter agreement of indemnity shall be deemed to be satisfactory for such purpose), or

(b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense will execute and, within five (5) Business Days after such receipt, deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

5.4 Issuance Taxes.

The Company will pay all taxes (if any) due in connection with the execution and delivery of this Agreement and in connection with any modification, amendment or waiver of any Financing Document and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this Section 5.4 shall survive the payment or prepayment of the Notes and the termination hereof.

6. GENERAL COVENANTS.

The Company covenants and agrees that on and after the Second Restatement Date and thereafter for so long as any of its obligations under the Note Purchase Agreements and the Notes shall be outstanding:

6.1 Payment of Taxes and Claims.

The Company shall, and shall cause each Subsidiary to, pay before they become delinquent,

(a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

(b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property,

provided, that items of the foregoing description need not be paid (x) while being contested in good faith and by appropriate proceedings diligently pursued as long as adequate book reserves have been established and maintained and exist with respect thereto, and (y) so long as the title of the Company or the Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby.

6.2 Maintenance of Properties and Corporate Existence.

The Company shall, and shall cause each Subsidiary to,

(a) Property — maintain its Property in good condition, ordinary wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto, and, in addition to the foregoing, the Guarantors shall collectively, during each year, either expend or invest an aggregate amount equal to at least fifty percent (50%) of Depreciation determined for the then most recently ended fiscal year of the Company on repairs, maintenance or capital improvements to the “Improvements” (as such term is defined in the Deeds of Trust);

(b) Insurance — maintain, with financially sound and reputable insurers accorded a rating by A.M. Best Company of “A” or better and a size rating of “XII” or better (or comparable ratings by any comparable successor rating agency), insurance (including, without limitation, the insurance required by the Security Documents) with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of Property loss or damage, public liability, business interruption, larceny, workers’ compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated; provided that the Company and the Subsidiaries may maintain one or more systems of self-insurance if adequate reserves are maintained with respect thereto and if such systems are implemented and operated in a manner consistent with the sound financial practices of similarly situated corporations of established reputations that maintain similar systems of self-insurance;

(c) Financial Records — maintain sound accounting policies and an adequate and effective system of accounts and internal accounting controls that will safeguard assets, properly record income, expenses and liabilities and assure the production of proper financial statements in accordance with GAAP;

(d) Corporate Existence and Rights — do or cause to be done all things necessary

(i) to preserve and keep in full force and effect its existence, rights and franchises,

(ii) to ensure that the Company legally and beneficially owns eighty-six percent (86%) of the capital stock of each class of Brown’s and one hundred percent (100%) of the capital stock of each of the other Guarantors, and

(iii) to maintain each Subsidiary as a Subsidiary, except as otherwise permitted by Section 6.14 and Section 6.15(b); and

(e) Compliance with Law — not be in violation of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, the USA Patriot Act and any Environmental Protection Law) and not fail to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violation or failure to obtain could be reasonably expected to have a Material Adverse Effect.

6.3 Payment of Notes and Maintenance of Office.

The Company shall punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) to become due in respect of, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and shall maintain an office at the address of the Company set forth in Section 10.1 where notices, presentations and demands in respect hereof and of the Notes may be made upon it. Such office shall be maintained at such address until such time as the Company shall notify the holders of the Notes of any change of location of such office, which shall in any event be located within the United States of America.

6.4 Intentionally Deleted.

6.5 Consolidated Working Capital.

The Company shall not at any time permit Consolidated Working Capital to be less than Two Hundred Fifty Million Dollars ($250,000,000).

6.6 Funded Debt to Capitalization Ratio.

The Company shall not at any time permit Consolidated Funded Debt to exceed sixty-five percent (65%) of Consolidated Total Capitalization.

6.7 Maintenance of Funded Debt.

The Company shall not permit Consolidated Funded Debt, determined as of the end of each fiscal quarter of the Company, to exceed 400% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company ended at such time.

6.8 Consolidated Interest Coverage Ratio; Consolidated Fixed Charges.

(a) The Company shall not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for any period of four consecutive fiscal quarters of the Company to be less than 3.00 to 1.00.

(b) The Company shall not at any time permit the ratio of Consolidated Net Income Available for Fixed Charges (calculated in respect of the period of eight (8) consecutive fiscal quarters of the Company then most recently ended) to Consolidated Fixed Charges (calculated in respect of such period) to be less than 1.50 to 1.00.

6.9 Restrictions on Dividends, etc.

The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance (other than statutory, regulatory or common law restrictions) on the right or power of any Subsidiary to

(a) pay dividends or make any other distributions on such Subsidiary’s stock to the Company or any Subsidiary,

(b) pay any indebtedness owed by such Subsidiary to the Company or any Subsidiary,

(c) make loans or pay advances to the Company or any Subsidiary, or

(d) transfer any of its Property to the Company or any Guarantor;

provided, however, that:

(x) a Subsidiary may be subject to an encumbrance or restriction described in subsection (d) above if such encumbrance or restriction (i) restricts in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license, or similar contract, (ii) exists by virtue of any transfer of, agreement to transfer, option, or right with respect to, any property or assets of the Company or any Subsidiary not otherwise prohibited by this Note Purchase Agreement, or (iii) is contained in a security agreement, mortgage or other similar document securing Debt of the Company or any Subsidiary that is permitted hereunder to the extent such restriction or encumbrance restricts the transfer of the property subject to such agreement, or (iv) ordinary course provisions restricting the assignability of contracts;

(y) a Subsidiary may be subject to restrictions on the payment of dividends or the making of other distributions on its stock to the Company or the other Subsidiaries so long as such restrictions permit the payment of such dividends and the making of such other distributions that are necessary in order to make any and all payments due (including, without limitation, any and all amounts due by way of acceleration, required or optional prepayment or otherwise) in connection with the Notes, the Note Purchase Agreements and the other Financing Documents, and any and all indebtedness used to refinance or repay such indebtedness (without increase as to principal amount or interest rate of such refinancing indebtedness); and

(z) a Subsidiary may be subject to any such encumbrance and restriction that is not otherwise allowed under subsections (x) and (y) above, so long as the aggregate contributions to Consolidated EBITDA for the period of four (4) fiscal quarters then most recently ended of all Subsidiaries subject to such encumbrances and restrictions that are not otherwise allowed under subsections (x) and (y) above, are less than or equal to fifteen percent (15%) of such Consolidated EBITDA; such contribution shall be based on the earnings before interest, taxes, depreciation and amortization of each such Subsidiary for such fiscal year.

6.10 Consolidated Net Worth.

The Company shall not at any time permit Consolidated Net Worth, determined at such time, to be less than the sum of

(a) one billion four hundred fifty million dollars ($1,450,000,000), plus

(b) the sum of the Company Fiscal Year Net Worth Increase Amounts calculated for all fiscal years of the Company ended on or after the Second Restatement Date.

6.11 Terrorism Sanctions Regulations.

The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

6.12 Restricted Payments and Restricted Investments.

(a) Limitation on Restricted Payments and Restricted Investments. The Company shall not, and shall not permit any Subsidiary to, at any time declare or make or incur any liability to declare or make any Restricted Payment (other than Restricted Payments comprised solely of Distributions to the Company or a Wholly-Owned Subsidiary in respect of the capital stock of a Subsidiary (“Permitted Distributions”)) or make or authorize any Restricted Investment, unless

(i) immediately after giving effect to the proposed Restricted Payment or Restricted Investment, the aggregate amount of all Restricted Payments (other than Permitted Distributions) and Restricted Investments in each case made or authorized after February 1, 2000 does not exceed the sum of

(A) one hundred million dollars ($100,000,000); plus

(B) fifty percent (50%) of the aggregate Consolidated Net Income (or, in case such aggregate Consolidated Net Income shall be a deficit, minus one hundred percent (100%) of such deficit) for the period commencing on February 1, 2000 and ending on the date of such proposed transaction; plus

(C) one hundred percent (100%) of the aggregate net cash proceeds received by the Company after March 9, 2000 from the issuance or sale of shares of capital stock of the Company (other than Mandatorily Redeemable Stock); plus

(D) the market value of (but in any event not exceeding the Fair Market Value of the assets or stock acquired with) the shares of capital stock issued by the Company in payment for the stock or assets of any Person acquired by the Company or any Subsidiary after March 9, 2000 in an arm’s-length transaction;

(ii) immediately prior to, and immediately after giving effect to the proposed Restricted Payment or Restricted Investment, the Company would be permitted by Section 6.6 to incur at least one dollar ($1.00) of additional Funded Debt owed to a Person other than a Subsidiary; and

(iii) immediately prior to, and immediately after giving effect to, the proposed Restricted Payment or Restricted Investment, no Default or Event of Default exists or would exist.

(b) Time of Payment of Distributions. The Company shall not, and shall not permit any Subsidiary to, authorize a Distribution on its capital stock that is not payable within sixty (60) days of authorization.

(c) Subsidiaries. Each Person that becomes a Subsidiary after the Second Restatement Date shall be deemed to have made, at the time it becomes a Subsidiary, all Restricted Investments of such Person existing immediately after it becomes a Subsidiary.

6.13 Liens.

(a) Negative Pledge. The Company shall not, and shall not permit any Subsidiary to, cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, to be subject to a Lien except:

(i) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that the payment thereof is not at the time required by Section 6.1 or by any provision of the other Financing Documents;

(ii) Liens incurred or deposits made in the ordinary course of business

(A) in connection with workers’ compensation, unemployment insurance, social security and other like laws, and

(B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in Section 6.13(a)(iii)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

(iii) Liens

(A) arising from judicial attachments and judgments,

(B) securing appeal bonds, supersedeas bonds, or

(C) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and provided further that the aggregate amount so secured shall not at any time exceed one million dollars ($1,000,000);

(iv) Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided that such exceptions and encumbrances do not in the aggregate materially detract from the value of such Properties or materially interfere with the use of such Properties in the ordinary conduct of the owning Person’s business;

(v) (A) Liens (of a type other than set forth in Section 6.13(a)(ix)) in existence on the First Restatement Date, more specifically described on Part 6.13(a)(v) of Annex 2; and

(B) Liens securing renewals, extensions and refinancings of Debt secured by the Liens permitted by clause (A) immediately above, provided that the amount of Debt secured by each such Lien is not increased in excess of the amount of Debt outstanding on the date such Lien was originally created, and none of such Liens is extended to include any additional Property of the Company or any Subsidiary;

(vi) on or prior to the Collateral Release Date, Liens on the Collateral

(A) in favor of the Security Trustee for the benefit of the holders of the Notes that secure obligations under any of the Financing Documents, and

(B) constituting Permitted Exceptions;

(vii) on or prior to the Collateral Release Date, Liens on Property (other than the Collateral) securing Funded Debt (other than Funded Debt outstanding under the Credit Facility) incurred and permitted to exist in accordance with the provisions of Sections 6.6 and 6.7;

(viii) Purchase Money Liens, if, after giving effect thereto and to any concurrent transactions:

(A) each such Purchase Money Lien secures Debt in an amount not exceeding the cost of acquisition or construction of the particular Property to which such Debt relates; and

(B) no Default or Event of Default would exist;

(ix) on or prior to the Collateral Release Date, Liens on Property of the Subsidiaries primarily constituting inventory or accounts that secure obligations arising under Revolving Credit Agreements of the Company or any Subsidiary; and

(x) after the Collateral Release Date, Liens securing Debt of the Company or any Subsidiary, provided that at the time of the incurrence thereof and after giving effect thereto and to the concurrent retirement of any other Debt,

(A) the aggregate outstanding principal amount of all Debt of the Company and the Subsidiaries secured by Liens (including, without limitation, Liens permitted by Section 6.13(a)(v) and Section 6.13(a)(viii)) would not exceed fifteen percent (15%) of Consolidated Tangible Net Worth, determined at such time; and

(B) no Default or Event of Default would exist.

(b) Collateral. Nothing in this Section 6.13 shall be deemed to permit the Company or any Guarantor to cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien in violation of the terms of the Security Documents.

(c) Stock. Notwithstanding anything to the contrary in Section 6.13(a), the Company shall not, and shall not permit any Subsidiary to cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of the capital stock of any Subsidiary, whether now owned or hereafter acquired, to be subject to a Lien.

(d) Equal and Ratable Lien; Equitable Lien. In case any Property not otherwise the subject of a prior perfected Lien in favor of the Security Trustee shall be subjected to a Lien in violation of this Section 6.13, the Company shall forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes shall be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company shall cause to be delivered to each holder of a Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. Such violation of this Section 6.13 shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 6.13(d).

(e) Financing Statements. The Company shall not, and shall not permit any Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 6.13 or to evidence for informational purposes a lessor’s interest in Property leased to the Company or any such Subsidiary.

6.14 Merger; Acquisition.

(a) Merger and Consolidation. The Company shall not, and shall not permit any Subsidiary to, merge with or into, consolidate with, or sell, lease as lessor, transfer or otherwise dispose of all or substantially all of its Property to, any other Person or permit any other Person to merge with or into or consolidate with it (except (x) for the completion of the Great Lakes Cattle Merger and (y) that a Subsidiary other than a Guarantor may merge into, consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, the Company or a Wholly-Owned Subsidiary other than a Guarantor); provided that the foregoing restriction does not apply to the merger or consolidation of the Company with or into, or the sale, lease, transfer or other disposition by the Company of all or substantially all of its Property to, another corporation, if:

(i) the corporation that results from such merger or consolidation or that purchases, leases, or acquires all or substantially all of such Property (the “Surviving Corporation”) is organized under the laws of, and has substantially all of its Property located in, the United States of America or any jurisdiction thereof;

(ii) the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants herein and in the other Financing Documents to be performed and observed by the Company, are expressly assumed by the Surviving Corporation pursuant to such agreements or instruments as shall be satisfactory to the Required Holders, and the Company shall cause to be delivered to each holder of Notes an opinion of independent counsel (which opinion and counsel are satisfactory to the Required Holders) to the effect that such agreements and instruments are enforceable in accordance with their terms;

(iii) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, the Company would be permitted by Section 6.6 to incur at least one dollar ($1.00) of additional Funded Debt owed to a Person other than a Subsidiary; and

(iv) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist.

(b) Acquisitions. The Company will not, and will not permit any of its Subsidiaries to consummate any Acquisition or Joint Venture Investment, unless immediately prior to such Acquisition or Joint Venture Investment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and:

(i) (a) such transaction is an Acquisition and such Acquisition (if by purchase of assets, merger or consolidation) is effected in such manner that the acquired business, and the related assets, are owned either by the Company or a Subsidiary and, if effected by merger or consolidation involving the Company, the Company is the continuing or surviving entity and, if effected by merger or consolidation involving a Subsidiary, the continuing or surviving entity is a Subsidiary; or (b) such transaction is an Acquisition and such Acquisition (if by purchase of stock or partner, member or other ownership interests) is effected in such manner so that the acquired entity becomes a Subsidiary; and

(ii) such transaction is an Acquisition or a Joint Venture Investment and immediately after giving effect to such Acquisition or Joint Venture Investment the Company is in compliance with Sections 6.5, 6.6, 6.7, 6.8 and 6.10 (the determination of such compliance to be calculated on a pro forma basis, as at the end of the fiscal quarter most recently ended prior to the date of such Acquisition or Joint Venture Investment for which financial statements of the Company and its Subsidiaries are available, under the assumption that such Acquisition or Joint Venture Investment and any other Acquisitions or Joint Venture Investments consummated during the twelve-month period ending on such date shall have occurred, and any Debt in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for such period for all loans outstanding under the Credit Facility on the date of such Acquisition or Joint Venture Investment) and, in the event that the aggregate amount of expenditures in respect of such Acquisition or Joint Venture Investment and of all prior Acquisitions and Joint Venture Investments made during a single fiscal year and not covered by a certificate delivered under this subclause (ii) exceeds $100,000,000, the Company shall have delivered to each of the holders of Notes a certificate of a Senior Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause (ii) and certifying that prior to such acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

6.15 Transfers of Property; Subsidiary Stock.

(a) Transfers of Property. The Company shall not, and shall not permit any Subsidiary to, sell (including, without limitation, any sale and subsequent leasing as lessee of such Property), lease as lessor, transfer, or otherwise dispose of any Property (individually, a “Transfer” and collectively, “Transfers”), except

(i) Transfers of inventory, obsolete or worn-out Property or excess equipment no longer useful in the business of the Company or such Subsidiary, in each case in the ordinary course of business of the Company or such Subsidiary, and the Smithfield Canada Transfer;

(ii) Transfers from a Subsidiary to the Company or to any Guarantor and Transfers from the Company to any Guarantor; and

(iii) any other Transfer (including a Transfer of Property to any Person and the concurrent rental or lease of such transferred Property from such Person) at any time of any Property to a Person, other than an Affiliate, for an Acceptable Consideration, if each of the following conditions would be satisfied with respect to such Transfer:

(A) the sum of

(I) the current book value of such Property, plus

(II) the aggregate book value of all other Property of the Company and the Subsidiaries Transferred (other than in Transfers referred to in the foregoing clause (i) and clause (ii) (collectively, “Excluded Transfers”)) during the period beginning on the first day of the then current fiscal year of the Company and ended immediately prior to the date of such Transfer, would not exceed ten percent (10%) of Consolidated Total Assets determined as at the end of the most recently ended fiscal year of the Company prior to giving effect to such Transfer,

(B) the sum of

(I) the current book value of such Property, plus

(II) the aggregate book value of all other Property of the Company and the Subsidiaries Transferred (other than in Excluded Transfers) during the period commencing on July 31, 1996 and ended at the time of such Transfer, would not exceed twenty percent (20%) of Consolidated Total Assets determined as at the end of the most recently ended fiscal year of the Company prior to giving effect to such Transfer, and

(C) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist,

provided, that all or any portion of the assets which are the subject of any Transfer of Property shall be excluded for purposes of clause (A) and clause (B) of this Section 6.15(a)(iii), and such Transfer shall be a Transfer permitted under this Section 6.15(a)(iii) notwithstanding non-compliance with clause (A) and clause (B) of this Section 6.15(a)(iii), if, within three hundred sixty (360) days after such Transfer, the entire proceeds of all or any portion of such Transfer to be excluded (net of ordinary and reasonable transaction costs and expenses incurred in connection with such Transfer) are applied by the Company or such Subsidiary to:

(x) the purchase of operating assets of the Company or any Subsidiary reasonably equal in value to that portion of the Property which is the subject of such Transfer and is to be excluded of clause (A) and (B) of this Section 6.15(a)(iii), so long as each such investment shall not have been included in the calculation of any other exclusion of any other Transfer proposed to be excluded from the operation of clause (A) or clause (B) of this Section 6.15(a)(iii), or

(y) an optional prepayment of Notes pursuant to Section 4.4.

Notwithstanding anything to the contrary contained herein, the Company shall not, and shall not permit any Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any of the Collateral except as expressly permitted by Section 6.15(c). Nothing in this Section 6.15(a) shall be deemed to permit the Company or any Subsidiary to violate any provisions of Section 6.16.

(b) Transfers of Subsidiary Stock. The Company shall not, and shall not permit any Subsidiary to, Transfer any shares of the capital stock (or any warrants, rights or options to purchase stock or other Securities exchangeable for or convertible into capital stock) of a Subsidiary (such capital stock, warrants, rights, options and other Securities herein called “Subsidiary Stock”), nor shall any Subsidiary issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

(i) the issuance by a Subsidiary of shares of its own Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

(ii) Transfers by the Company or a Subsidiary of shares of Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

(iii) the issuance by a Subsidiary of directors’ qualifying shares; and

(iv) the Transfer of all of the Subsidiary Stock of a Subsidiary owned by the Company and the other Subsidiaries if

(A) such Transfer satisfies the requirements of Section 6.15(a)(iii);

(B) in connection with such Transfer the entire investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Subsidiaries in such Subsidiary is Transferred to a Person other than the Company or a Subsidiary not simultaneously being disposed of;

(C) the Subsidiary being disposed of has no continuing investment in any other Subsidiary not simultaneously being disposed of or in the Company; and

(D) immediately prior to, and immediately after the consummation of such Transfer, and after giving effect thereto, no Default or Event of Default exists or would exist.

For purposes of determining the book value of Property constituting Subsidiary Stock being Transferred as provided in clause (iv) above, such book value shall be deemed to be the aggregate book value of all assets of the Subsidiary that shall have issued such Subsidiary Stock.

Nothing in this Section 6.15(b) shall be deemed to permit the Company or any Subsidiary to (x) sell any shares of capital stock of any Subsidiary in violation of Section 6.2(d)(ii) or (y) violate any of the provisions of Section 6.16.

(c) Transfers of Collateral. The Company shall not, and shall not permit any Subsidiary to, sell or otherwise Transfer any Property constituting Collateral, except Transfers for an Acceptable Consideration of obsolete or worn-out equipment constituting Collateral, or excess equipment constituting Collateral, in each case that is no longer useful in the business of the Company or such Subsidiary, if each of the following conditions would be satisfied with respect to such Transfer:

(i) the sum of

(A) the current book value of such Property, plus

(B) the aggregate book value of all other Property of the Company and the Subsidiaries Transferred pursuant to this Section 6.15(c) during the period beginning on the first day of the then current fiscal year of the Company and ended immediately prior to the date of such Transfer, would not exceed five million dollars ($5,000,000),

(ii) the sum of

(A) the current book value of such Property, plus

(B) the aggregate book value of all other Property of the Company and the Subsidiaries Transferred pursuant to this Section 6.15(c) during the period commencing on July 31, 1996 and ended at the time of such Transfer, would not exceed twenty million dollars ($20,000,000) and

(iii) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist,

provided, that all or any portion of the assets which are the subject of any Transfer of Property shall be excluded for purposes of clause (i) and clause (ii) of this Section 6.15(c) if, within three hundred sixty (360) days after such Transfer, the entire proceeds of such Transfer (net of ordinary and reasonable transaction costs and expenses incurred in connection with such Transfer) are applied by the Company or such Subsidiary to:

(x) the purchase of Property of the Company or any Subsidiary reasonably equal in value or use to the Property which is the subject of such Transfer, so long as (1) such Property is subject to a perfected first-priority security interest in favor of the Security Trustee for the benefit of the holders from time to time of the Notes, (2) such Property constitutes Collateral and (3) each such investment shall not have been included in the calculation of any other exclusion of any other Transfer proposed to be excluded from the operation of clause (i) or clause (ii) of this Section 6.15(c), or

(y) an optional prepayment of Notes pursuant to Section 4.4.

The Company acknowledges and agrees that until applied pursuant to this Section 6.15(c), the net proceeds of any such Transfer of Collateral by the Company or any Subsidiary shall be held in trust by the Security Trustee pursuant to the terms of the Security Documents.

6.16 Trademark Subsidiaries.

(a) Generally. The Company shall not, and shall not permit any Subsidiary other than a Trademark Subsidiary to, own any patents, trademarks, service marks, trade names, copyrights and other similar licenses and intangibles used or useful in the conduct of the business of the Company or any Subsidiary.

(b) Ownership of Trademark Subsidiaries. The Company (i) shall, at all times, maintain each Trademark Subsidiary as a Wholly-Owned Subsidiary and (ii) shall not permit any of the capital stock of any Trademark Subsidiary to be subject to a Lien.

(c) No Sale or Merger. The Company shall not permit any Trademark Subsidiary to merge with or into, consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its Property to, any other Person other than another Trademark Subsidiary, or permit any other Person other than a Trademark Subsidiary to merge with or into or consolidate with it. The Company shall not permit any Trademark Subsidiary to sell, lease as lessor, license as licensor, transfer or otherwise dispose of any patents, trademarks, service marks, trade names, copyrights and licenses.

(d) No Debt or Liens. The Company shall not permit any Trademark Subsidiary to cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to a Lien. The Company shall not at any time permit any Trademark Subsidiary to be or become liable for any Debt or to issue any Mandatorily Redeemable Stock.

6.17 Environmental Compliance.

(a) Compliance. The Company shall, and shall cause each Subsidiary to, comply with all Environmental Protection Laws in effect in each jurisdiction where it is doing business and where the failure to comply with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Liability. The Company shall not, and shall not permit any Subsidiary to, permit itself to be subject to any liability under any Environmental Protection Laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c) Morrell. The Company shall cause Morrell to use its best efforts to comply with all reasonable environmental testing, hazard prevention and remediation recommendations of its environmental consultants with respect to the real Property of Morrell identified in the Morrell Mortgage.

6.18 Line of Business.

The Company shall not, and shall not permit any Subsidiary to, engage in any business other than businesses engaged in by the Company and the Subsidiaries on the First Restatement Date.

6.19 Transactions with Affiliates.

The Company shall not, and shall not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

6.20 Tax Consolidation.

The Company shall not file or consent to the filing of a consolidated tax return with any Person other than a Subsidiary, or permit the filing of any consolidated tax return by any Subsidiary with any Person other than the Company or another Subsidiary.

6.21 ERISA.

(a) Compliance. The Company shall, and shall cause each ERISA Affiliate to, at all times with respect to each Pension Plan,

(i) make timely payment of contributions required

(A) to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto, or

(B) to be paid as provided for by section 515 of ERISA, and

(ii) comply with all other applicable provisions of ERISA.

(b) Relationship of Vested Benefits to Pension Plan Assets.

(i) The Company shall not at any time permit the present value of all employee benefits vested under all Morrell Pension Plans to exceed the assets of such Morrell Pension Plans allocable to such vested benefits at such time by more than fifty-five million dollars ($55,000,000), in each case determined pursuant to Section 6.21(c).

(ii) The Company shall not at any time permit the present value of all employee benefits vested under all Pension Plans other than Morrell Pension Plans to exceed the assets of all such Pension Plans other than Morrell Pension Plans allocable to such vested benefits at such time by more than five percent (5%) of Consolidated Total Liabilities, in each case determined pursuant to Section 6.21(c).

(c) Valuations. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans shall be reasonable in the good faith judgment of the Company and shall comply with all requirements of law.

(d) Prohibited Actions. The Company shall not, and shall not permit any ERISA Affiliate to:

(i) engage in any “prohibited transaction” (as such term is defined in section 406 of ERISA or section 4975 of the IRC) or “reportable event” (as such term is defined in section 4043 of ERISA) that would result in the imposition of a material tax or penalty;

(ii) incur with respect to any Pension Plan any “accumulated funding deficiency” (as such term is defined in section 302 of ERISA), whether or not waived;

(iii) terminate any Pension Plan in a manner that could result in

(A) the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA or

(B) the creation of any liability under section 4062 of ERISA;

(iv) fail to make any payment required by section 515 of ERISA; or

(v) be an “employer” (as such term is defined in section 3 of ERISA) required to contribute to any Multiemployer Plan or a “substantial employer” (as such term is defined in section 4001 of ERISA) required to contribute to any Multiple Employer Pension Plan if, at such time, it could reasonably be expected that the Company or any Subsidiary will incur withdrawal liability in respect of such Multiemployer Plan and such liability, if incurred, together with the aggregate amount of all other withdrawal liability as to which there is a reasonable expectation of incurrence by the Company or any Subsidiary under any one or more Multiemployer Plans, could reasonably be expected to have a Material Adverse Effect.

(e) Foreign Pension Plans. To the extent that the Company or any Subsidiary is subject to any requirements of any Foreign Pension Plan, the Company shall, and shall cause each such Subsidiary to, comply with such requirements if the failure to so comply would have, either individually or in the aggregate, a Material Adverse Effect.

6.22 Guaranties.

(a) The Company shall not, and shall not permit any Subsidiary to, be or become liable in respect of any Guaranty except

(i) Guaranties of Debt which constitutes a part of Consolidated Funded Debt;

(ii) Guaranties of obligations incurred in the ordinary course of business of the Company and the Subsidiaries;

(iii) Guaranties of liabilities which constitute a part of Consolidated Current Liabilities (including, without limitation, Guaranties of obligations of the Company and the Subsidiaries under Revolving Credit Agreements to the extent such Guaranties are not permitted by clause (i) above); and

(iv) Guaranties of amounts payable with respect to Operating Rentals constituting a portion of Consolidated Fixed Charges.

(b) Notwithstanding the provisions of clause (a) above, the Company shall not permit any Subsidiary to

(i) be or become liable for any Guaranty of Debt of the Company, any other Subsidiary or any Affiliate, or

(ii) issue any Mandatorily Redeemable Stock,

in each case unless such Subsidiary enters into an enforceable and unconditional Guaranty of the obligations of the Company under the Notes, upon terms and conditions satisfactory to the Required Holders. Notwithstanding the foregoing, in no event shall the Company or any Subsidiary be or become liable in respect of any Guaranty of Third Party Debt if the indebtedness or other liabilities that are the subject of such Guaranty would be prohibited by Section 6.6 or Section 6.7.

6.23 Private Offering.

The Company shall not, and shall not permit any Subsidiary or any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issuance or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

6.24 Covenants Regarding the Bladen County Cogeneration Property.

The Company covenants and agrees that, in the event the Company or any Affiliate shall acquire all or any portion of the Bladen County Cogeneration Property pursuant to the Bladen County Option Documents or otherwise, the Company shall, simultaneously with such acquisition, cause the Bladen County Cogeneration Property (or the Portion thereof) so acquired to be pledged as additional collateral security for the indebtedness evidenced by the Notes pursuant to documentation and in a manner that is in all respects satisfactory to the Required Holders. The Company shall pay any and all fees, costs and expenses including, without limitation, legal fees and expenses and title insurance charges and premiums, incurred by the holders of the Notes, the Security Trustee and the other parties to such transaction.

The Company further covenants and agrees that it shall not, directly or indirectly, terminate, modify or amend any of the Bladen County Option Documents, without the prior written consent of the Required Holders.

7. INFORMATION AS TO COMPANY AND GUARANTORS.

7.1 Financial and Business Information.

The Company shall deliver to each holder of Notes:

(a) Company Quarterly Statements — as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter, duplicate copies of:

(i) consolidated and consolidating balance sheets of the Company and its consolidated subsidiaries, and of the Company and the Subsidiaries, as at the end of such quarter, and

(ii) consolidated and consolidating statements of income and cash flows of the Company and its consolidated subsidiaries, and of the Company and the Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer, accompanied by the certificate required by Section 7.2;

(b) Company Annual Statements — as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of:

(i) a consolidated balance sheet of the Company and its consolidated subsidiaries, and a consolidating balance sheet of the Company and each Guarantor, as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries, and consolidating statements of income and cash flows of the Company and each Guarantor, for such year, setting forth in each case in comparative form the figures for the immediately preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

(A) in the case of such consolidated financial statements, an audit report thereon of independent certified public accountants of recognized national standing, which opinion shall state, without qualification, that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

(B) a certification by a Senior Financial Officer that such consolidated statements are complete and correct, and

(C) the certificates required by Section 7.2 and Section 7.3;

(c) Audit Reports — promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any management report, special audit report or comparable analysis prepared by them with respect to the books of the Company or any Subsidiary;

(d) SEC and Other Reports — promptly upon their becoming available, a copy of each financial statement, report (including, without limitation, each Quarterly Report on Form 10-Q, each Annual Report on Form 10-K and each Current Report on Form 8-K), notice or proxy statement sent by the Company or any Subsidiary to stockholders generally and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters), and each amendment thereto, in respect thereof filed by the Company or any Subsidiary with, or received by, such Person in connection therewith from, the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency;

(e) ERISA —

(i) promptly (and in any event, within five (5) Business Days) after any officer of the Company becoming aware of any

(A) “reportable event” (as defined in section 4043 of ERISA), or

(B) “prohibited transaction” (as defined in section 406 of ERISA or section 4975 of the IRC),

in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto and, when known, any action taken by the IRS, the Department of Labor or the PBGC with respect thereto, and

(ii) promptly (and in any event, within five (5) Business Days) after any officer of the Company becoming aware thereof, written notice of and, where applicable, a description of

(A) any notice from the PBGC in respect of the commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

(B) any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

(C) the placement of any Multiemployer Plan in reorganization status under Title IV of ERISA,

(D) any Multiemployer Plan becoming “insolvent” (as defined in section 4245 of ERISA) under Title IV of ERISA, or

(E) the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith;

(f) Actions, Proceedings — promptly after the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable probability of an adverse determination and that, if adversely determined, would have a Material Adverse Effect;

(g) Certain Environmental Matters — prompt written notice of and a description of any event or circumstance that, had such event or circumstance occurred or existed prior to the First Restatement Date, would have been required to be disclosed as an exception to any statement set forth in Section 2.14 and a description of the action that the Company is taking or proposes to take with respect thereto;

(h) Notice of Default or Event of Default — within five (5) Business Days of any Senior Officer becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(i) Notice of Claimed Default — within five (5) Business Days of any Senior Officer becoming aware that the holder of any Note, or of any Debt or any Security of the Company or any Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default, default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto;

(j) Information Furnished Under Revolving Credit Agreement — at any time that at least one Revolving Credit Agreement is in effect, at the same time required thereby, a copy of each item required to be furnished by the Company or any Subsidiary pursuant thereto;

(k) Other Creditors — promptly upon the request of any holder of Notes, copies of any statement, report or certificate furnished to any holder of Debt of the Company or any Subsidiary to the extent that the information contained in such statement, report or certificate has not already been delivered to each holder of Notes;

(l) Rule 144A — with reasonable promptness, upon the request of any holder of Notes, information required to comply with 17 C.F.R. §230.144A, as amended from time to time; and

(m) Requested Information — with reasonable promptness, such other data and information as from time to time may be reasonably requested by any holder of Notes.

7.2 Officer’s Certificates.

Each set of financial statements delivered to each holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 6.4 through Section 6.8, inclusive, and Section 6.10 through Section 6.15, inclusive, during the period covered by the income statement then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amounts, ratio or percentage then in existence); and

(b) Event of Default — a statement that the signer has reviewed the relevant terms of the Financing Documents and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3 Accountants’ Report.

Each set of annual financial statements delivered pursuant to Section 7.1(b) shall be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

7.4 Inspection.

The Company shall permit the representatives of each holder of Notes (at the expense of the Company) to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (former and present) (and by this provision the Company authorizes all such accountants to discuss the finances and affairs of the Company and the Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

8. EVENTS OF DEFAULT.

8.1 Nature of Events.

An “Event of Default” shall exist if any of the following occurs and is continuing:

(a) Principal and Make-Whole Amount Payments — the Company shall fail to make any payment of principal or Make-Whole Amount on any Note on or before the date such payment is due; or

(b) Interest Payments — the Company shall fail to make any payment of interest on any Note on or before the date such payment is due; or

(c) Warranties or Representations — any warranty, representation or other material statement by or on behalf of the Company or any Subsidiary contained herein or in any instrument furnished in compliance with or in reference hereto or any of the other Financing Documents shall have been false or misleading when made or deemed made; or

(d) Particular Covenant Defaults — the Company or any Subsidiary shall fail to perform or observe any covenant contained in Section 6.4 through Section 6.18, inclusive, Section 6.20, Section 6.22, Section 7.1(h) or Section 7.1(i); or

(e) Other Defaults — the Company or any Subsidiary shall fail to comply with any other provision hereof, and such failure continues for more than thirty (30) days after such failure shall first become known to any officer of the Company; or

(f) Default on Debt or Other Security —

(i) the Company or any Subsidiary shall fail to make any payment on any Debt when due;

(ii) any event shall occur or any condition shall exist in respect of any Debt or any Security of the Company or any Subsidiary, or under any agreement securing or relating to such Debt or Security, that immediately or with the passage of time or the giving of notice or both:

(A) causes (or permits any one or more of the holders thereof or a trustee therefor to cause) such Debt or Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment;

(B) permits any one or more of the holders thereof or a trustee therefor to elect any of the directors on the Board of Directors of the Company or such Subsidiary; or

(C) permits any one or more of the holders thereof or a trustee therefor to require the Company or any Subsidiary to repurchase such Debt or Security from such holder;

provided that the aggregate amount of all obligations in respect of all such Debt and Securities referred to in this clause (f) exceeds at such time ten million dollars ($10,000,000); or

(iii) an “Event of Default” shall have occurred under, and as defined in, any of the other Financing Documents and be continuing; or

(g) Involuntary Bankruptcy Proceedings —

(i) a receiver, liquidator, custodian or trustee of the Company or any Subsidiary, or of all or any of the Collateral or any material Property of the Company or any Subsidiary, shall be appointed by court order and such order remains in effect for more than thirty (30) days; or an order for relief shall be entered with respect to the Company or any Subsidiary, or the Company or any Subsidiary, shall be adjudicated insolvent;

(ii) any of the Collateral or any material Property of the Company or any Subsidiary shall be sequestered by court order and such order remains in effect for more than thirty (30) days; or

(iii) a petition shall be filed against the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within thirty (30) days after such filing; or

(h) Voluntary Petitions — the Company or any Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or

(i) Assignments for Benefit of Creditors, etc. — the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company or any Subsidiary or of all or any part of the Property of them; or

(j) Undischarged Final Judgments — final judgment or judgments for the payment of money aggregating in excess of two million five hundred thousand dollars ($2,500,000) is or are outstanding against one or more of the Company and the Subsidiaries and any one of such judgments shall have been outstanding for more than thirty (30) days from the date of its entry and shall not have been discharged in full or stayed; or

(k) Certain Obligations — the undertakings of any Guarantor under the Joint and Several Guaranty shall at any time cease to constitute the legal, valid and binding obligation of such Guarantor, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor’s obligations under the Joint and Several Guaranty or any undertaking of the Company hereunder shall at any time cease to constitute the legal, valid and binding obligation of the Company, enforceable against the Company.

If any action, condition, event or other matter would, at any time, constitute an Event of Default under any provision of this Section 8.1, then an Event of Default shall exist, regardless of whether the same or a similar action, condition, event or other matter is addressed in a different provision of this Section 8.1 and would not constitute an Event of Default at such time under such different provision.

8.2 Default Remedies.

(a) Acceleration on Event of Default. If an Event of Default specified in clause (g), (h) or (i) of Section 8.1 shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Make-Whole Amount at such time with respect to the principal amount of such Notes, and all other amounts due under the Financing Documents, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and, if any other Event of Default shall exist, the holder or holders of at least thirty-five percent (35%) in principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary and any Affiliate) may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of the Notes.

(b) Acceleration on Payment Default. During the existence of an Event of Default described in Section 8.1(a) or Section 8.1(b), and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a), any holder of Notes who or that shall have not consented to any waiver with respect to such Event of Default may, at its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of the Notes and all other amounts due under the Financing Documents.

(c) Valuable Rights. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes of any Series are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

(d) Other Remedies. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a) or Section 8.2(b) and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, but subject to the terms and conditions of the Trust Agreement, any holder of Notes may proceed to protect and enforce its rights hereunder, under such Notes and under the other Financing Documents by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided that the maturity of such holder’s Notes may be accelerated only in accordance with Section 8.2(a) and Section 8.2(b).

(e) Nonwaiver and Expenses. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder’s rights, powers and remedies. If the Company shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, or shall fail to comply with any other provision of the Financing Documents, the Company shall pay to each holder of Notes, to the extent permitted by law, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys’ fees, incurred by such holder in collecting any sums due on such Notes or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to it.

8.3 Annulment of Acceleration of Notes.

If a declaration is made pursuant to Section 8.2(a), then and in every such case, the holders of sixty-six percent (66%) in aggregate principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary and any Affiliate) may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

(a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

(b) all arrears of interest upon all the Notes and all other sums payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes that shall have become due and payable by reason of such declaration under Section 8.2(a)) shall have been duly paid; and

(c) each and every other Default and Event of Default shall have been waived pursuant to Section 10.5 or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

9. INTERPRETATION OF THIS AGREEMENT.

9.1 Terms Defined.

As used herein, the following terms have the respective meanings set forth below or set forth in the Section following such term:

1999 Note Purchase Agreement — means, collectively, the separate Note Purchase Agreements, dated as of October 27, 1999, as amended up to and including the Second Restatement Date, between the Company and each of the purchasers named on Annex 1 thereto.

2000 Note Purchase Agreement — means, collectively, the separate Note Purchase Agreements, dated as of June 2, 2000, as amended up to and including the Second Restatement Date, between the Company and each of the purchasers named on Annex 1 thereto.

2002 Note Purchase Agreement — means, collectively, the separate Note Purchase Agreements, dated as of March 1, 2002, as amended up to and including the Second Restatement Date, between the Company and each of the purchasers named on Annex 1 thereto.

Acceptable Bank — means any commercial bank

(a) that is organized under the laws of the United States or any state thereof,

(b) that has capital, surplus and undivided profits aggregating at least five hundred million dollars ($500,000,000), and

(c) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) shall be rated “A3” or higher by Moody’s or “A-” or higher by Standard & Poor’s (or comparable ratings by any comparable successor agency).

Acceptable Consideration — means, with respect to any Transfer of any Property of the Company or any Subsidiary, cash consideration, promissory notes or such other consideration (or any combination of the foregoing) as is, in each case, determined by the Board of Directors of the Company or such Subsidiary, in its good faith opinion, to be in the best interests of the Company and to reflect the Fair Market Value of such Property.

Acceptable Rating — means a rating of at least Baa2 by Moody’s and, in addition, a rating of at least BBB by Standard & Poor’s.

Acquisition — means any transaction, or any series of related transactions, consummated after the Amendment No. 3 Effective Date, by which the Company or any of its Subsidiaries (a) acquires any On-Going Business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation that have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of at least a majority of the partner, member or other ownership interests of any Person that is not a corporation.

Affiliate — means, at any time, a Person (other than a Subsidiary)

(a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,

(b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company, or

(c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary, at such time.

As used in this definition:

Control — means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Agreement, this — means this agreement, as it may be amended or restated from time to time.

Amendment No. 3 Effective Date — means the “Effective Date” as defined in that certain Amendment Agreement No. 3 dated as of April 4, 2003 among the Company and each of the holders of the Notes party thereto and consented to by each of the Guarantors.

Anti-Terrorism Order — means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

Applicable H.15 — means, at any time, United States Federal Reserve Statistical Release H.15(519) or its successor publication most recently published and available to the public at such time, or if no such successor publication is available, then any other source of current information in respect of interest rates on securities of the United States of America that is generally available and, in the sole judgment of the Required Holders, provides information reasonably comparable to the H.15(519) report.

Assumption Agreement — means that certain Assumption Agreement, executed in connection with the First Restatement, pursuant to which Packing LLC agrees to assume the obligations of, and become a party to, the Packing-Bladen Deed of Trust and the Packing Security Agreement, to be recorded or having been recorded in the Land Records of Bladen County, North Carolina immediately following the recordation of the deed or other instrument of transfer of the Property which is the subject thereof from Packing to Packing LLC.

Bank Funded Debt Amount — means, at any time, the smallest average daily principal amount of all Debt of the Company and the Subsidiaries under the Credit Facility which is outstanding during any period of thirty (30) consecutive days selected by the Company falling within the three hundred sixty-five (365) day period ending at such time.

Bladen County Cogeneration Property — means that certain piece or parcel of land located in Hollow Township, Bladen County, North Carolina, together with a certain twenty-five (25) foot right of way easement, which property is more particularly described in that certain Deed made and entered into on or around July 16, 1997, by and between The Smithfield Packing Company, Incorporated, as grantor and party of the first part, and United Supply of America, as grantee and party of the second part, together with any and all buildings, structures, improvements, fixtures, equipment, machinery and other property now or hereafter affixed to, located on, within or beneath, or used in connection with said property.

Bladen County Option Documents — means that certain Steam Purchase and Sales Agreement dated July 16, 1997, between United Supply of America, as supplier, and The Smithfield Packing Company, Incorporated, as purchaser, together with that certain Memorandum of Option to Purchase made and executed by United Supply of America in connection therewith or any other instruments and agreements pursuant to which The Smithfield Packing Company, Incorporated, or its successors and assigns, may acquire all or any portion of the Bladen County Cogeneration Property.

Board of Directors — means, at any time with respect to any Person, the board of directors of such Person, or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

Brown’s — means Brown’s of Carolina, Inc., a North Carolina corporation, and its successors and assigns.

Business Day — means

(a) with respect to any payment to be made to the holder of any Note under any of the Financing Documents, a day other than a Saturday, a Sunday or a day on which the bank designated by such holder to receive for such holder’s account payments on such Note is required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed, and

(b) for all other purposes, a day other than a Saturday, a Sunday or a day on which the national banks located in New York City, New York, are required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

Capital Lease — means a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP, or for which the amount of the asset and the liability thereunder, as if so capitalized, should be disclosed in a note to such balance sheet.

Capital Lease Obligation — means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease that would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP.

Change in Control — means the acquisition at any time after the First Restatement Date by any Person or group of related Persons of beneficial ownership of more than fifty percent (50%) of the Voting Stock of the Company outstanding (excluding for such purpose Persons who own shares through any employee benefit plan of the Company or any trust in connection therewith) at such time.

Collateral — shall have the meaning assigned to such term in the Trust Agreement.

Collateral Release Conditions — means, at any time:

(a) the Acceptable Rating is in full force and effect, not having been withdrawn by Moody’s or Standard & Poor’s;

(b) any and all Liens on Property of the Company or any Guarantor securing Debt incurred under or pursuant to each Revolving Credit Agreement of the Company or any Subsidiary have been released or will be released on or prior to the Collateral Release Date;

(c) the aggregate principal amount of all Debt of the Company and the Subsidiaries secured by Liens permitted solely by Section 6.13(a)(x) does not exceed fifteen percent (15%) of Consolidated Tangible Net Worth, determined at such time;

(d) the Company and the holders of the Notes shall have entered into an amendment to the Note Purchase Agreements, in form and substance satisfactory to all holders of the Notes, which provides for an amendment to the covenants set forth in Section 6.4 through 6.15, inclusive, such that the Company’s obligations concerning its financial condition and results of operations are established in a manner which, if complied with, would result in the Company at all times maintaining an Acceptable Rating for its long term, senior unsecured debt; and

(e) no Default or Event of Default exists;

in each case as of such time.

Collateral Release Date — Section 1.5.

Company — has the meaning specified in the introductory sentence.

Company Fiscal Year Net Worth Increase Amount — means, for any fiscal year of the Company, the greater of

(i) fifty percent (50%) of Consolidated Net Income for such fiscal year; and

(ii) zero dollars ($0).

Consolidated Current Assets — means, at any time, the aggregate amount at which the current assets of the Company and the Subsidiaries would be shown on a consolidated balance sheet for such Persons at such time.

Consolidated Current Liabilities — means, at any time, the aggregate amount of current liabilities of the Company and the Subsidiaries as would be shown on a consolidated balance sheet for such Persons at such time including, without limitation, all liabilities of the Company and the Subsidiaries under the Revolving Credit Facilities (other than the Bank Funded Debt Amount) at such time.

Consolidated EBITDA — means, with respect to any fiscal period, the sum of

(a) Consolidated Net Income, plus

(b) the aggregate amount of all Consolidated Interest Expense, depreciation, amortization and income taxes,

(to the extent, and only to the extent, that such aggregate amount was deducted in the computation of Consolidated Net Income), in each case accrued for such period by the Company, provided that, with respect to any period during which a Person shall have become, or ceased to be, a Subsidiary, or during which the Company or any Subsidiary shall have acquired or disposed of an On-Going Business, the calculation of Consolidated EBITDA shall, without duplication, (i) include the EBITDA for such period of each Person who shall have become a Subsidiary, and of each On-Going Business acquired by the Company or any Subsidiary, during such period as if such Person had been a

Subsidiary or such On-Going Business had been owned by the Company or a Subsidiary for the entire period, or (ii) exclude the EBITDA for such period of each Person who shall have ceased to be a Subsidiary, and of each On-Going Business disposed of by the Company or any Subsidiary, at any time after the beginning of such period as if such Person had not been a Subsidiary at any time during the entire period or such On-Going Business had not been owned or operated by the Company or any Subsidiary at any time during such period. As used in this definition, EBITDA with respect to any Person or On-Going Business for any period shall mean, the net income (after income taxes) of such Person or On-Going Business for such period, determined in accordance with GAAP plus, to the extent deducted in calculating such net income, amounts attributable to interest, income taxes, depreciation and amortization.

Consolidated Fixed Charges — means, with respect to any fiscal period, the sum of

(a) the amount payable in respect of such fiscal period with respect to interest due on, or with respect to, Debt (including, without limitation, the Notes) owing by or guaranteed by any one or more of the Company and the Subsidiaries and including, without limitation, amortization of debt discount and expense and imputed interest in respect of Capital Lease Obligations of the Company and the Subsidiaries, plus

(b) the amount payable in respect of such fiscal period with respect to Operating Rentals payable by any one or more of the Company and the Subsidiaries,

determined on a consolidated basis for the Company and the Subsidiaries for such period.

Consolidated Funded Debt — means, at any time, the aggregate amount of Funded Debt of the Company and the Subsidiaries, determined on a consolidated basis for such Persons at such time.

Consolidated Intangible Assets— means, at any time, the aggregate amount of Intangible Assets of the Company and the Subsidiaries, determined on a consolidated basis at such time.

Consolidated Interest Expense — means, for any fiscal period, the consolidated interest expense of the Company and its Subsidiaries accrued for such fiscal period (including, without limitation, cash or non-cash interest expense or deferred or accrued interest expense, amortization of debt discount and expense and the interest portion of all Capital Lease Obligations during such period); provided that, with respect to any fiscal period during which a Person shall have become, or ceased to be, a Subsidiary, or during which the Company or any Subsidiary shall have acquired or disposed of an On-Going Business, the calculation of Consolidated Interest Expense shall (i) include the interest expense for such fiscal period with respect to all Debt incurred in connection with the financing of the acquisition of each Person who shall have become a Subsidiary, and of each On-Going Business acquired by the Company or any Subsidiary, during such fiscal period as if such Person had been a Subsidiary or such On-Going Business had been acquired by the Company or a Subsidiary, and such Debt incurred, on the first day of such period and such Debt had remained outstanding at all times during such period, or (ii) exclude the interest expense for such fiscal period in respect of all Debt which shall have been repaid with the proceeds from the disposition of each Person who shall have ceased to be a Subsidiary, and of each On-Going Business disposed of by the Company or any Subsidiary, at any time after the beginning of such period as if such repayment and disposition had occurred on the first day of such period.

Consolidated Net Income — means, with respect to any fiscal period, net earnings (or loss) after income taxes of the Company and the Subsidiaries determined on a consolidated basis for such Persons for such period, provided there shall be excluded:

(a) any net income or gain (or net loss) during such period from any extraordinary items, and

(b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions.

Consolidated Net Income Available for Fixed Charges — means, with respect to any fiscal period, the sum of

(a) Consolidated Net Income, plus

(b) the aggregate amount of

(i) income taxes, and

(ii) Consolidated Fixed Charges,

(to the extent, and only to the extent, that such aggregate amount was reflected in the computation of Consolidated Net Income), in each case accrued for such period by the Company and the Subsidiaries, determined on a consolidated basis for such Persons.

Consolidated Net Worth — means, at any time, the aggregate amount of shareholders’ equity of the Company and the Subsidiaries as would be shown on a consolidated balance sheet of such Persons at such time.

Consolidated Tangible Net Worth — means, at any time, the result of

(a) Consolidated Net Worth, minus

(b) Consolidated Intangible Assets, determined in each case at such time.

Consolidated Total Assets — means, at any time, the aggregate amount at which all assets of the Company and the Subsidiaries would be shown on a consolidated balance sheet for such Persons at such time.

Consolidated Total Capitalization — means, at any time, the sum of

(a) Consolidated Net Worth, plus

(b) Consolidated Funded Debt,

determined in each case at such time.

Consolidated Total Liabilities — means, at any time, the aggregate amount at which all liabilities of the Company and the Subsidiaries (including, without limitation, (a) all Guaranties of Debt by such Persons and (b) all amounts attributable to Mandatorily Redeemable Stock of the Company and the Subsidiaries to the extent that such Mandatorily Redeemable Stock is redeemable within one year of such time) would be shown on a consolidated balance sheet for such Persons at such time.

Consolidated Working Capital — means, at any time, the result of

(a) Consolidated Current Assets, minus

(b) Consolidated Current Liabilities,

determined in each case at such time.

Control Event — means

(a) the execution by the Company, any Subsidiary or any Affiliate of any letter of intent with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, could reasonably be expected to result in a Change in Control,

(b) the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change in Control, or

(c) the making of any written offer by any Person to the holders of Voting Stock of the Company which offer, if accepted by the requisite number of such holders, would result in a Change in Control.

Control Prepayment Date — Section 4.3(a).

Credit Facility — means that certain Multi-Year Credit Agreement among the Company, certain of the Subsidiaries, JP Morgan Chase Bank as administrative agent and the lenders party thereto, providing for an aggregate amount of up to nine hundred million dollars ($900,000,000) in loans to the Company, as it may be amended, supplemented, or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Multi-Year Credit Agreement or one or more other credit or other agreements).

Debt — means, at any time, with respect to any Person, without duplication:

(a) all obligations of such Person for borrowed money (including, without limitation, all obligations of such Person evidenced by any debenture, bond, note, commercial paper or Security, but also including all such obligations for borrowed money not so evidenced);

(b) all obligations of such Person to pay the deferred purchase price of Property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreements, provided that accounts payable incurred in the ordinary course of business of such Person shall be excluded from this clause (b);

(c) all Capital Lease Obligations of such Person;

(d) all obligations for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such obligations have been assumed by such Person or recourse in respect thereof is available against such Person); and

(e) any Guaranty of such Person of any obligation or liability of another Person of a type described in any of clause (a) through clause (d), inclusive, of this definition.

Debt of a Person shall include all obligations of such Person of the character described in clause (a) through clause (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

Deeds of Trust — means, collectively, the Packing-Smithfield Deed of Trust, the Packing-Bladen Deed of Trust, the Gwaltney-Smithfield Deed of Trust and the Morrell Mortgage.

Default — means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Depreciation — means, for any fiscal year of the Company, the aggregate amount of depreciation attributable to the “Improvements” (as such term is defined in the Deeds of Trust) which would be included in the total amount of depreciation that would be shown on a statement of income prepared in respect of the Company and the Subsidiaries on a consolidated basis for such fiscal year.

Distribution — means

(a) any dividend or other distribution, direct or indirect, on account of capital stock of the Company or any Subsidiary (except dividends payable solely in shares of capital stock other than Mandatorily Redeemable Stock of the Company or such Subsidiary), and

(b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any capital stock of the Company or any Subsidiary, or of any warrants, rights or other options to acquire any shares of such capital stock.

Environmental Indemnification Agreement — means, collectively, the environmental indemnification agreements, dated as of July 15, 1996, as amended from time to time, entered into by the Company with each of Packing, Gwaltney and Morrell, to and for the benefit of the Security Trustee and the holders of the Notes.

Environmental Protection Law — means any federal, state, county, regional or local law, statute, or regulation (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act, all amendments to any of the foregoing and all rules and regulations issued in connection therewith) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations, issued or promulgated in connection with such statutes by any Governmental Authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

ERISA — means the Employee Retirement Income Security Act of 1974, as amended from time to time.

ERISA Affiliate — means any corporation or trade or business that

(i) is a member of the same controlled group of corporations (within the meaning of section 414(b) of the IRC) as the Company, or

(ii) is under common control (within the meaning of section 414(c) of the IRC) with the Company.

Event of Default — Section 8.1.

Excluded Transfers — Section 6.15(a)(iii).

Existing Note Purchase Agreement — Section 1.1.

Fair Market Value — means, at any time, with respect to any Property, the sale value of such Property that would be realized in an arm’s-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

Financing Documents — means the Note Purchase Agreements, the Notes, the Joint and Several Guaranty, the Joinder Agreement, the Security Documents, the Intercreditor Agreement, the Environmental Indemnification Agreement and the other agreements and instruments to be executed pursuant to the terms of each of such Financing Documents, as each may be amended from time to time.

First Restatement — Section 1.1.

First Restatement Date — Section 1.2(b).

Foreign Pension Plan — means any plan, fund or other similar program

(a) established or maintained outside of the United States of America by any one or more of the Company or the Subsidiaries primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Company or such Subsidiaries which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

(b) not otherwise subject to ERISA.

Funded Debt — means, at any time, with respect to any Person, without duplication:

(a) all Debt of such Person (including, without limitation, the current portion thereof) that by its terms or by the terms of any instrument or agreement relating thereto matures, or that is otherwise payable or unpaid, more than one (1) year from, or is directly or indirectly renewable or extendible at the option of such Person to a date more than one (1) year (including, without limitation, an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one (1) year) from, the date of the creation of such Debt (notwithstanding that such Debt may be under certain contingencies payable on demand or within one (1) year after such date of creation), provided, however, that, with respect to the Company and the Subsidiaries, such Debt shall exclude the amount outstanding at such time under the Credit Facility and include an amount equal to the Bank Funded Debt Amount at such time;

(b) all Capital Lease Obligations of such Person; and

(c) all Debt of such Person of the type specified in clause (e) of the definition of “Debt,” provided that such Debt of such Person is in respect of or in support of Funded Debt of another Person.

GAAP — means generally accepted accounting principles as set forth from time to time in the statements, opinions and pronouncements of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such statements, opinions and pronouncements of such other entities as shall be approved by a significant segment of the accounting profession in the United States of America.

Governmental Authority — means

(a) the government of

(i) the United States of America and any state or other political subdivision thereof, or

(ii) any jurisdiction (A) in which the Company or any Subsidiary conducts all or any part of its business or (B) that asserts jurisdiction over the conduct of the affairs or Properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

Great Lakes Cattle Merger — means the merger of The Ohio Feed Lot, Inc. and Great Lakes Cattle Credit Company, LLC, each Wholly-Owned Subsidiaries, into Beef Production Systems, Inc., a Wholly-Owned Subsidiary, pursuant to a Certificate of Merger dated as of August 31, 2004 and filed with the Secretary of State of the State of Delaware on September 13, 2004 so long as on or prior to October 29, 2004, Cattle Production Systems, Inc. (formerly Beef Production Systems, Inc.) shall have become party as a guarantor to the Joint and Several Guaranty.

Guarantor — means each of the Original Guarantors and each other Person that shall have become a “Guarantor” pursuant to the Joint and Several Guaranty.

Guaranty — means, with respect to any Person (for the purposes of this definition, the “Subject Guarantor”), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the “Primary Obligor”) in any manner (including, without limitation, obligations that arise as a matter of law or otherwise as a result of such Person’s status as a general partner in a partnership or a holder of equity or other Property interest in a corporation, partnership, limited liability company or other business operation commonly referred to as a “joint venture”), whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by the Subject Guarantor:

(a) to purchase such indebtedness or obligation or any Property or assets constituting security therefor;

(b) to advance or supply funds

(i) for the purpose of payment of such indebtedness or obligation, or

(ii) to maintain working capital or other balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the Subject Guarantor.

Gwaltney — means Gwaltney of Smithfield, Ltd., a Delaware corporation, together with its successors and assigns.

Gwaltney Security Agreement — means the Security Agreement, dated as of July 15, 1996, as amended from time to time, between Gwaltney and the Security Trustee, pursuant to which Gwaltney has granted a first-priority lien on and a security interest in certain personal property of Gwaltney to the Security Trustee for the benefit of the holders of the Notes.

Gwaltney-Smithfield Deed of Trust — means the Amended, Restated and Consolidated Deed of Trust, Security Agreement and Assignment of Rents and Leases, dated as of July 15, 1996, as amended from time to time, by Gwaltney in favor of Thomas E. Cabaniss and Laura R. Lucas, as trustees, for the benefit of the Security Trustee.

Hazardous Substances — means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, radon gas, urea formaldehyde foam insulation, polychlorinated biphenyls, radioactive materials, petroleum and petroleum derivatives and by-products).

Institutional Investor — means each of the Noteholders, any affiliate of any of the Noteholders, and any holder of Notes that is an “accredited investor” as defined in Section 2(15) of the Securities Act.

Intangible Assets — means, with respect to any Person at any time, the following:

(a) patents, copyrights, trademarks, trade names, service marks, brand names, franchises, goodwill, experimental expenses and other similar intangibles;

(b) deferred assets (other than prepaid taxes, prepaid insurance, prepaid contract payments, prepaid license fees and other prepaid expenses which are refundable);

(c) unamortized debt discount and expense; and

(d) all other Property which would be considered to be intangible under GAAP.

Intercreditor Agreement — means that certain intercreditor agreement (as may be amended from time to time) dated as of December 6, 2001, among the Company, the Guarantors, the Security Trustee and The JPMorgan Chase Bank (formerly the Chase Manhattan Bank), with respect to the Credit Facility.

Investment — means any investment, made in cash or by delivery of Property, by the Company or any Subsidiary:

(a) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise; or

(b) in any Property.

IRC — means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

IRS — means the Internal Revenue Service and any successor agency.

Joinder Agreement — means the Joinder Agreement, dated as of the First Restatement Date, entered into by each of the Guarantors, relating to the Joint and Several Guaranty.

Joint and Several Guaranty — means the Joint and Several Guaranty, dated as of July 15, 1996, entered into by the Original Guarantors, as amended by the Joinder Agreement and as further amended or restated from time to time, in favor of the Security Trustee and the holders of the Notes.

Joint Venture Investment — means any Investment by the Company or any of its Subsidiaries as a joint venturer or partner in, or lender to, any other Person (other than a Subsidiary) principally engaged in a business in which the Company and its Subsidiaries are permitted by Section 6.18 to be engaged.

Lien — means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, deed of trust, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing. The term “Lien” includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes of this definition, each of the Company and the Subsidiaries is deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting is deemed a Lien. The term “Lien” does not include negative pledge clauses in agreements relating to the borrowing of money.

Make-Whole Amount — means, at any time, with respect to a principal amount of Notes being prepaid (in whole or in part) or accelerated, the greater of

(a) Zero Dollars ($0), and

(b) the remainder of

(i) the sum of the present values of the then remaining scheduled payments of principal and interest that would be payable but for the prepayment or acceleration of such principal amount of Notes being prepaid or accelerated, minus

(ii) the sum of

(A) the aggregate principal amount of the Notes so prepaid or accelerated, plus

(B) interest on such principal amount accrued during the period beginning on the most nearly preceding scheduled interest payment date preceding prepayment or acceleration and ending on the date such principal amount was prepaid or accelerated.

In determining such present values, a discount rate equal to the Make-Whole Discount Rate at such time with respect to such principal amount of Notes being prepaid or accelerated divided by four (4), and a discount period of three (3) months of thirty (30) days each shall be used.

Make-Whole Discount Rate — means, at any time, with respect to a principal amount of Notes being prepaid or accelerated,

(a) the per annum percentage rate (rounded to the nearest three decimal places) equal to

(i) the annual yield to maturity at such time of the United States Treasury obligation listed in the then Applicable H.15 for the most recently available day in such Applicable H.15 with a Treasury Constant Maturity (as such term is defined in such Applicable H.15) equal to the Weighted Average Life to Maturity of the principal amount of the Notes then being prepaid or accelerated, or, if no such United States Treasury obligation is so listed, then

(ii) the annual yield to maturity at such time determined by interpolating between

(A) the annual yield to maturity of the United States Treasury obligations listed in such Applicable H.15 with a Treasury Constant Maturity (as such term is defined in such Applicable H.15) most nearly equal to and less than the Weighted Average Life to Maturity of the principal amount of Notes then being prepaid or accelerated, and

(B) the annual yield to maturity of the United States Treasury obligations listed in such Applicable H.15 with a Treasury Constant Maturity (as such term is defined in such Applicable H.15) most nearly equal to and greater than the Weighted Average Life to Maturity of the principal amount of Notes then being prepaid or accelerated, plus

(b) fifty one-hundredths percent (0.50%) per annum.

As used in this definition:

Remaining Dollar-Years — at any time with respect to any indebtedness for borrowed money means the product obtained by

(a) multiplying

(i) the amount of each then remaining required principal payment (including repayment of principal at final maturity) of such borrowing unpaid immediately prior to such time, by

(ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such time and the date each such required principal payment is due, and

(b) calculating the sum of the products obtained in the preceding subsection (a).

Weighted Average Life to Maturity — at any time with respect to any indebtedness for borrowed money means the number of years obtained by dividing the then Remaining Dollar-Years of such indebtedness at such time by the then outstanding principal amount of such indebtedness.

Mandatorily Redeemable Stock — means, with respect to any Person, each share of such Person’s capital stock to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as redemption required to be made out of future earnings or (b) convertible into other Mandatorily Redeemable Stock of such Person.

Material Adverse Effect — means, with respect to any event or circumstance (either individually or in the aggregate with all other events and circumstances), an effect caused thereby or resulting therefrom that would be materially adverse as to, or in respect of

(a) the business, prospects, profits, Properties or condition (financial or otherwise) of the Company (individually) or the Company and the Subsidiaries (taken as a whole),

(b) the ability of the Company to perform its obligations set forth herein and in the Notes or the ability of any Guarantor to perform its obligations under the Joint and Several Guaranty, or

(c) any of the rights or remedies of the holders of the Notes under any Financing Document or the enforceability of any Financing Document against the Company or any Guarantor.

Moody’s — means Moody’s Investors Service, Inc.

Morrell — means John Morrell & Co., a Delaware corporation, and its successors and assigns.

Morrell Mortgage — means the Mortgage, Security Agreement and Assignment of Rents and Leases, dated as of July 15, 1996, as amended from time to time, by Morrell in favor of the Security Trustee.

Morrell Pension Plans — means, collectively, the defined benefit Pension Plan administered for salaried employees of Morrell and the defined benefit Pension Plan administered for hourly employees of Morrell, in each case as maintained on the First Restatement Date by Morrell.

Morrell Security Agreement — means the Security Agreement, dated as of July 15, 1996, as amended from time to time, between Morrell and the Security Trustee, pursuant to which Morrell has granted a first-priority lien on and a security interest in certain personal property of Morrell to the Security Trustee for the benefit of the holders of the Notes.

Multiemployer Plan — means any multiemployer plan (as defined in Section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an “employer” (as such term is defined in Section 3(5) of ERISA).

Multiple Employer Pension Plan — means any employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in Section 3 of ERISA) other than an ERISA Affiliate or the Company contribute.

Note — Section 1.1.

Noteholders — Section 1.1.

Note Purchase Agreements — Section 1.2(c).

Obligors —means the Company and the Guarantors.

On-Going Business — means a distinct operating business, whether operated as a division of a larger business operation or operated independently, which regardless of the form of legal entity owns or operates the assets and has the liabilities, of such business.

Operating Lease — means any lease other than a Capital Lease.

Operating Rentals — means, at any time, all fixed and contingent payments (other than amounts constituting the purchase price payable by the lessee to acquire title to the Property which is the subject of a lease) that the lessee is required to make by the terms of any Operating Lease.

Original Guarantors — means each of Gwaltney, Morrell, Packing, SFFC, Patrick Cudahy and Brown’s.

Packing — means The Smithfield Packing Company, Incorporated, a Virginia corporation, together with its successors and assigns.

Packing LLC — means Smithfield Packing Real Estate, LLC, a Delaware limited liability company, and a Wholly-Owned Subsidiary.

Packing Security Agreement— means the Security Agreement, dated as of July 15, 1996, as amended from time to time, between Gwaltney and the Security Trustee, pursuant to which Gwaltney has granted a first-priority lien on and a security interest in certain personal property of Gwaltney to the Security Trustee for the benefit of the holders of the Notes, and as assumed by Packing LLC pursuant to the Assumption Agreement.

Packing-Bladen Deed of Trust — means the Amended and Restated Deed of Trust, Security Agreement and Assignment of Rents and Leases, dated as of July 15, 1996, as amended from time to time, by Packing in favor of The Fidelity Company, as trustee, for the benefit of the Security Trustee, as assumed by Packing LLC pursuant to the Assumption Agreement.

Packing-Smithfield Deed of Trust— means the Amended, Restated and Consolidated Deed of Trust, Security Agreement and Assignment of Rents and Leases, dated as of July 15, 1996, as amended from time to time, by Packing in favor of Thomas E. Cabaniss and Laura R. Lucas, as trustees, for the benefit of the Security Trustee

Patrick Cudahy — means Patrick Cudahy Incorporated, a Delaware corporation.

PBGC — means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

Pension Plan— means, at any time, any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan, but including, without limitation any Multiple Employer Pension Plan.

Permitted Distributions — Section 6.12(a).

Permitted Exceptions — means each of the items constituting a “Permitted Exception” in each of the Deeds of Trust.

Person — means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

Property — means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

Purchase Money Lien — means:

(a) a Lien held by any Person (whether or not the seller of such Property) on tangible Property (or a group of related items of Property the substantial portion of which are tangible) acquired or constructed by the Company or any Subsidiary, which Lien secures all or a portion of the related purchase price or construction costs of such Property, provided that such Lien

(i) is created contemporaneously with, or within one hundred eighty (180) days of, such acquisition or construction,

(ii) encumbers only Property purchased or constructed after the First Restatement Date and acquired with the proceeds of the Debt secured thereby, and

(iii) is not thereafter extended to any other Property; and

(b) any Lien existing on Property of any corporation at the time it becomes a Subsidiary, provided that

(i) no such Lien shall extend to or cover any Property other than the Property subject to such Lien at the time of any such transaction, and

(ii) such Lien was not created in contemplation of any such transaction.

Required Holders — means, at any time, the holder or holders of at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate), without regard to Series of such outstanding Notes.

Restricted Investments — means, at any time, all Investments except the following:

(a) Investments in existence on the First Restatement Date and described on Part 9.1(RI) of Annex 2;

(b) Investments in certificates of deposit, repurchase agreements and banker’s acceptances issued by an Acceptable Bank, provided that such obligations mature within one (1) year from the date of acquisition thereof;

(c) Investments in commercial paper that (i) is rated either “P-1” or higher by Moody’s or “A-1” or higher by Standard & Poor’s (or comparable ratings by any comparable successor agency) and (ii) mature not more than two hundred seventy (270) days from the date of creation thereof;

(d) Investments in direct obligations of the United States of America, or any agency thereof, or obligations unconditionally guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

(e) Investments in Property to be used in the ordinary course of business of the Company and the Subsidiaries;

(f) Investments in one or more Subsidiaries or in any corporation that concurrently with such Investment becomes a Subsidiary; and

(g) Investments in one or more joint ventures that are engaged in the businesses engaged in by the Company and the Subsidiaries on the First Restatement Date, provided that the Company and/or one or more of the Subsidiaries maintains significant control over the business operations of such joint venture.

Restricted Payment — means

(a) any Distribution, and

(b) any Subordinated Payment.

Revolving Credit Agreement — means, with respect to the Company or any Subsidiary, a credit or loan agreement to which the Company or such Subsidiary is a party and pursuant to which the Company or such Subsidiary is entitled to obtain working capital loans or other loans from the commercial bank or commercial banks party thereto, and shall include, without limitation, the Credit Facility.

Second Restatement Date — Section 1.2(b).

Securities Act — means the Securities Act of 1933, as amended.

Security — means “security” as defined by Section 2(1) of the Securities Act.

Security Agreements — means, collectively, the Packing Security Agreement, the Gwaltney Security Agreement and the Morrell Security Agreement.

Security Documents — means the Trust Agreement, the Deeds of Trust, the Security Agreements, the SFFC Pledge Agreement and the other agreements and instruments executed or required to be executed pursuant to the terms of each of such Security Documents, as each may be amended from time to time.

Security Trustee — shall have the meaning assigned to such term in the Trust Agreement.

Senior Financial Officer — means the chief financial officer, the principal accounting officer, the controller or the treasurer of the Company.

Senior Officer — means the chairman of the Board of Directors, the chief executive officer, the chief operating officer, the president, the chief financial officer, the general counsel or any vice president of the Company.

Senior Subordinated Debt — means, at any time, the aggregate principal amount of the Company’s Senior Subordinated Notes due 2008 outstanding at such time and any additional Debt of the Company outstanding at such time which has subordination provisions and other terms and conditions acceptable to the Required Holders.

Series — means a series of Notes.

Series B Notes — Section 1.1(a).

Series E Notes — Section 1.1(b).

Series F Notes — Section 1.1(c).

Series G Notes — Section 1.1(d).

SFFC — means SFFC, Inc. a Delaware corporation, and its successors and assigns.

SFFC Pledge Agreement — means the Note Pledge Agreement, dated as of July 15, 1996, as amended from time to time, between SFFC and the Security Trustee.

Smithfield Canada — means, collectively, Smithfield Canada Limited and 2004171 Ontario Inc., each a corporation governed by the laws of the Province of Ontario and a Wholly-Owned Subsidiary.

Smithfield Canada Transfer — means the sale of Smithfield Canada to Maple Leaf Foods, Inc., a corporation governed by the laws of Canada, pursuant to the terms of the Smithfield Canada Transfer Agreement.

Smithfield Canada Transfer Agreement — means that certain Share Purchase Agreement dated as of September 24, 2003 between the Company and Maple Leaf Foods, Inc., a copy of which has been delivered to each of the holders of the Notes outstanding on such date, with such amendments and supplements thereto as may be agreed to by the parties which do not in the aggregate substantially modify the terms of such Share Purchase Agreement so delivered.

Standard & Poor’s — means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc.

Subordinated Payment — means payments of interest on, or payments or prepayments of principal of, or the setting apart of money for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of any principal or interest on (a) Debt of the Company (including, without limitation, Senior Subordinated Debt) or any Guarantor which is subordinate or junior in right of payment or otherwise to the Debt evidenced by the Notes or the Joint and Several Guaranty or (b) Debt owing to any Affiliate.

Subsidiary — means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

Subsidiary Stock — Section 6.15(b).

Surviving Corporation — Section 6.14(a)(i).

Third Party Debt — means any and all Debt (other than Debt evidenced by the Notes or the Joint and Several Guaranty).

Trademark Subsidiary — means a Subsidiary that has no material assets other than:

(a) patents, trademarks, service marks, trade names, copyrights and other similar licenses and intangibles used or useful in the conduct of the business of the Company or any Subsidiary;

(b) intercompany obligations in its favor obtained in respect of the granting of rights to the Company and the other Subsidiaries with respect to the patents, trademarks, service marks, trade names, copyrights and other similar licenses and intangibles held by it; and

(c) in the case of SF Investments, Inc., a Delaware corporation, certain other assets (including, without limitation, the capital stock of Smithfield Companies, Inc.) that are material but in any event whose primary assets are of the type described in clauses (a) and (b) above.

Transfer — Section 6.15(a).

Trust Agreement — means the Trust Agreement, dated as of July 15, 1996, as amended from time to time, among the Company, Gwaltney, Morrell, Packing, SFFC, Patrick Cudahy, Brown’s, the Bank (as defined therein) and the Security Trustee.

USA Patriot Act — means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

Voting Stock — means capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors, or Persons performing similar functions (irrespective of whether or not at the time stock of any of the class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

Wholly-Owned Subsidiary — means, at any time, any Subsidiary one hundred percent (100%) of all of the equity Securities (except directors’ qualifying shares) and voting Securities of which are owned by any one or more of the Company and the other Wholly-Owned Subsidiaries at such time.

9.2 GAAP.

Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

9.3 Directly or Indirectly.

Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

9.4 Section Headings, Table of Contents and Construction.

The titles of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words “herein,” “hereof,” “hereunder” and “hereto” refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless otherwise specified, references to Sections are to Sections of this Agreement, references to Annexes are to Annexes to this Agreement, references to Attachments are to Attachments to this Agreement and references to Exhibits are to Exhibits to this Agreement. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

9.5 Governing Law.

EXCEPT AS SUPERCEDED BY APPLICABLE FEDERAL LAW, THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

10. MISCELLANEOUS.

10.1 Communications.

(a) Method; Address. All communications hereunder or under the Notes shall be in writing and sent by telecopy with receipt thereof confirmed, or by registered or certified mail with return receipt requested (postage prepaid), or by overnight courier, and shall be addressed,

(i)	if to the Company,

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, Virginia 23430

Attn:  Mr. C. Larry Pope

Fax:    (757) 365-3023

or at such other address as the Company shall have furnished in writing to all holders of the Notes at the time outstanding,

(ii)	if to any Guarantor,

c/o Smithfield Foods, Inc.

200 Commerce Street

Smithfield, Virginia 23430

Attn:  Mr. C. Larry Pope

Fax:    (757) 365-3023

or at such other address as such Guarantor shall have furnished in writing to all holders of the Notes at the time outstanding,

(iii)	if to any of the holders of the Notes,

(A) if such holders are the Noteholders, at their respective addresses set forth on Annex 1, and further including any parties referred to on Annex 1 that are required to receive notices in addition to such holders of the Notes, and

(B) if such holders are not the Noteholders, at their respective addresses set forth in the register for the registration and transfer of Notes maintained pursuant to Section 5.1,

or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 10.1 to the Company and the Guarantors (which other address shall be entered in such register).

(b) When Given. Any communication so addressed and deposited in the United States mail, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be received on the third (3rd) succeeding Business Day after the day of such deposit (not including the date of such deposit). Any communication so addressed and delivered otherwise shall be deemed to be received when actually received at the address of the addressee.

10.2 Reproduction of Documents.

This Agreement and the other Financing Documents, and all documents relating hereto and thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the closing of your purchase of the Notes (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to you or any other holder of Notes, may be reproduced by any holder of Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. The Company and the Guarantors agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

10.3 Survival.

All warranties, representations, certifications and covenants made by the Company and the Guarantors herein and in the other Financing Documents or in any certificate or other instrument delivered by the Company or the Guarantors or on their behalf pursuant to any of the Financing Documents shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company and the Guarantors hereunder.

10.4 Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made by you or your successor or assign.

10.5 Amendment and Waiver.

(a) Requirements. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; provided that no such amendment or waiver of any of the provisions of Section 1 through Section 4 hereof, inclusive, shall be effective as to any holder of Notes unless consented to by such holder in writing; and provided further that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company or any Subsidiary) at the time outstanding,

(i) subject to Section 8.2, change the amount or time of any prepayment or payment of principal or Make-Whole Amount or the rate or time of payment of interest,

(ii) amend Section 8,

(iii) amend this Section 10.5, or

(iv) release any Guarantor from its obligations set forth in the Joint and Several Guaranty.

The holder of any Note may specify that any such written consent executed by it shall be effective only with respect to a portion of the Notes held by it (in which case it shall specify, by dollar amount, the aggregate principal amount of Notes with respect to which such consent shall be effective) and in the event of any such specification such holder shall be deemed to have executed such written consent only with respect to the portion of the Notes so specified.

(b) Solicitation of Noteholders.

(i) Solicitation. The Company will not negotiate with any holder of the Notes with respect to a material matter, nor will it solicit, request or negotiate in writing with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes or any other Financing Document, unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 10.5 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by all holders of outstanding Notes required to consent or agree to such waiver or consent.

(ii) Payment. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

(iii) Scope of Consent. Any consent made pursuant to this Section 10.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

(c) Binding Effect. Except as provided in Section 10.5(b), any amendment or waiver consented to as provided in this Section 10.5 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

10.6 Payments, When Received.

(a) Payments Due on Holidays. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, and such interest shall accrue and be payable to (but not including) the actual date of payment.

(b) Payments, When Received. Any payment actually received by you before 11:00 a.m., New York time, by federal funds wire transfer on any Business Day, shall be deemed to have been received by you on such day. Any payment actually received by you at or after 11:00 a.m., New York time, by federal funds wire transfer on any Business Day, shall be deemed to have been received on the next following Business Day. All payments received by you on a day other than a Business Day, or in a manner other than by federal funds wire transfer, shall be deemed to have been received by you on the Business Day such amounts actually become available to you prior to 11:00 a.m., New York time.

10.7 Entire Agreement.

This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

10.8 Duplicate Originals, Execution in Counterpart.

Two or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

10.9 Restatement of Certain Sections.

It is agreed and understood that the provisions of Section 4, Section 8 and Section 10.5 of this Agreement (a) do not constitute an amendment or waiver of the provisions of Section 4, Section 8 or Section 10.5 of the Existing Note Purchase Agreements and (b) for convenience of the parties merely constitute a restatement of the terms of Section 4, Section 8 and Section 10.5 of the Existing Note Purchase Agreements. This Agreement contains certain amendments and waivers with respect to the provisions of Sections 5, 6, 7, 9 and 10 (other than Section 10.5) of the Note Purchase Agreements that are effective as to all of the holders of the Notes upon the execution of Note Purchase Agreements by the Required Holders pursuant to Section 10.5 of the Existing Note Purchase Agreement and shall constitute amendments to or waivers of the provisions of Sections 5, 6, 7, 9 and 10 (other than Section 10.5) of the Existing Note Purchase Agreements. This Agreement contains (i) no amendments to or waivers of (A) the amount or time of any prepayment or payment of principal or Make-Whole Amount or the rate or time of payment of interest with respect to the Notes, or (B) Section 8 and Section 10.5 of this Agreement, and (ii) no release of any Guarantor from its obligations set forth in the Joint and Several Guaranty. Accordingly, this Agreement, except as to any amendments to Section 1 through 4, shall be effective as to all of the holders of the Notes upon the execution of the Note Purchase Agreements by the Required Holders without the consent of the holders of all Notes.

[Remainder of page intentionally left blank. Next page is signature page.]

If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among us in accordance with its terms.

SMITHFIELD FOODS, INC.

By:	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President and Chief Financial Officer

[Signature Page to Second Amended and Restated Note Purchase Agreement (B-H)]

The undersigned hereby ratify and confirm their obligations pursuant to the Joint and Several Guaranty (as defined in the foregoing Second Amended and Restated Note Purchase Agreement (the “Agreement”) and consent to the amendments effected by the Agreement.

CODDLE ROASTED MEATS, INC.

GWALTNEY OF SMITHFIELD, LTD.

HANCOCK’S OLD FASHIONED COUNTRY HAM, INC.

IOWA QUALITY MEATS, LTD.

JOHN MORRELL & CO.

LYKES MEAT GROUP, INC.

MOYER PACKING COMPANY

NORTH SIDE FOODS CORP.

PACKERLAND HOLDINGS, INC.

PACKERLAND PROCESSING COMPANY, INC.

PACKERLAND-PLAINWELL, INC. (f/k/a Murco Foods, Inc.)

PATRICK CUDAHY INCORPORATED

PREMIUM PORK, INC.

QUIK-TO-FIX FOODS, INC.

SFFC, INC.

SMITHFIELD PURCHASE CORPORATION (successor by merger to Carroll’s Realty, Inc.)

STADLER’S COUNTRY HAMS, INC.

SUN LAND BEEF COMPANY

SUNNYLAND, INC.

THE SMITHFIELD COMPANIES, INC.

THE SMITHFIELD PACKING COMPANY INCORPORATED

MURPHY-BROWN LLC

By:	John Morrell & Co., as sole member

MURPHY FARMS LLC

QUARTER M FARMS LLC

CARROLL’S FOODS OF VIRGINIA LLC

CARROLL’S FOODS LLC

CIRCLE FOUR LLC

CENTRAL PLAINS FARMS LLC

BROWN’S OF CAROLINA LLC

By:	Murphy-Brown LLC, as sole member
By:	John Morrell & Co., as sole member

BROWN’S FARMS, LLC

By:	Brown’s of Carolina LLC, as sole member
By:	Murphy-Brown LLC, as sole member
By:	John Morrell & Co., as sole member

CARROLL’S REALTY PARTNERSHIP

By:	Smithfield Purchase Corporation, as general partner

SMITHFIELD PACKING REAL ESTATE, LLC

By:	The Smithfield Packing Company Incorporated, as sole member

[Signature Page to Second Amended and Restated Note Purchase Agreement (B-H)]

CATTLE PRODUCTION SYSTEMS, INC.

By:	Packerland Holdings, Inc., as sole member

SMITHFIELD-CARROLL’S FARMS
By:	Smithfield Purchase Corporation, as general partner

BROWN’S REALTY PARTNERSHIP
By:	Brown’s Farms, LLC, its partner
By:	Brown’s of Carolina LLC, its sole member and manager
By:	Murphy-Brown LLC, its sole member and manager
By:	John Morrell & Co., as sole member
and
By:	Smithfield Purchase Corporation, its partner

SMITHFIELD PACKING REALTY PARTNERSHIP
By:	Smithfield Packing Real Estate, LLC, its partner
By:	The Smithfield Packing Company, Incorporated, its sole member and manager
and
By:	Smithfield Purchase Corporation, its partner

By:	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President

[Signature Page to Second Amended and Restated Note Purchase Agreement (B-H)]

Accepted:

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

SIGNATURE 6 LIMITED

By:    John Hancock Life Insurance Company, as Portfolio Advisor

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

JPMORGAN CHASE BANK,

as Directed Trustee for the AT&T Long-Term Investment Trust

By:	/s/ Mark Carnevale
Name:	Mark Carnevale
Title:	Vice President

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Timothy L. Powell
Name:	Timothy L. Powell
Title:	Director

METLIFE INVESTORS USA INSURANCE COMPANY

By:    Metropolitan Life Insurance Company, as Investment Manager

By:	/s/ Timothy L. Powell
Name:	Timothy L. Powell
Title:	Director

[Signature Page to Second Amended and Restated Note Purchase Agreement (B-H)]

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY (successor by merger to The Independent Life and Accident Insurance Company) THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
By:	AIG Global Investment Corp., Investment Adviser

By:	/s/ Peter DeFazio
Name:	Peter DeFazio
Title:	Vice President

MONUMENTAL LIFE INSURANCE COMPANY, successor by merger to PEOPLES SECURITY LIFE INSURANCE COMPANY

By:	/s/ William Henrickson
Name:	William Henrickson
Title:	Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC, as Investment Adviser

By:	/s/ Kathleen Lynch
Name:	Kathleen Lynch
Title:	Managing Director

[Signature Page to Second Amended and Restated Note Purchase Agreement (B-H)]

ANNEX 1

INFORMATION AS TO NOTEHOLDERS

Current Noteholder	JOHN HANCOCK LIFE INSURANCE COMPANY
Series of Note: Aggregate Principal Amount of Notes Held	Series B: $5,304,942 Series E: $750,000 Series F: $24,000,000 Series G: $2,666,672

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	Bank One, Illinois ABA # 071-100-269 Account of John Hancock Champaign Service Center - Mortgage/Bond Account # 617423603 On Order of: Smithfield Foods, Bond Loans

Accompanying Information	Name of Company:	SMITHFIELD FOODS, INC.

	Description of Security:	8.41% Series B Senior Secured Notes due August 1, 2006

	PPN:	832248 A@ 7

	Description of Security:	10.75% Series E Senior Secured Notes due August 1, 2005

	PPN:	832248 B@ 6

	Description of Security:	8.52% Series F Senior Secured Notes due August 1, 2006

	PPN:	832248 B# 4

	Description of Security:	9.85% Series G Senior Secured Notes due November 1, 2006

	PPN:	832248 C* 7

due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	John Hancock Mutual Life Insurance Company John Hancock Place 200 Clarendon Street Boston, MA 02117 Attn: Securities Accounting Division B-3

Address for All other Notices

John Hancock Life Insurance Company

John Hancock Place

200 Clarendon Street

Boston, MA 02117

Attn: Bond and Corporate Finance Dept. T-57

with a copy to:

John Hancock Life Insurance Company

John Hancock Place

200 Clarendon Street

Boston, MA 02117

Attn: Investment Law Division, T-50

Annex 1-1

Current Noteholder	JOHN HANCOCK LIFE INSURANCE COMPANY
Other Instructions	JOHN HANCOCK LIFE INSURANCE COMPANY

By:
Name:
Title:

Tax Identification Number	04-1414660

Annex 1-2

Current Noteholder	JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
Series of Note: Aggregate Principal Amount of Notes Held	Series F: $5,000,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	Bank One, Illinois ABA # 071100269 Account of John Hancock Champaign Service Center - Mortgage/Bond Account # 617423603 On Order of: Smithfield Foods, Bond Loans

Accompanying Information	Name of Company: SMITHFIELD FOODS, INC.

Description of Security: 8.52% Series F Senior Secured Notes due August 1, 2006

PPN: 832248 B# 4

due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	John Hancock Life Insurance Company John Hancock Place 200 Clarendon Street Boston, MA 02117 Attn: Securities Accounting Division B-3

Address for All other Notices

John Hancock Life Insurance Company

John Hancock Place

200 Clarendon Street

Boston, MA 02117

Attn: Bond and Corporate Finance Dept. T-57

with a copy to:

John Hancock Life Insurance Company

John Hancock Place

200 Clarendon Street

Boston, MA 02117

Attn: Investment Law Division, T-50

Other Instructions	JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By
Name:
Title:

Tax Identification Number	04-2664016

Annex 1-3

Current Noteholder	SIGNATURE 6 LIMITED
Series of Note: Aggregate Principal Amount of Notes Held	Series F: $2,040,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	Northern CHGO/Trust ABA # 071-000-152 Credit wire account # 5186041000 FFC: Signature 6 Account # 2611449 On order of: (See “Accompanying information” below)

Accompanying Information	Name of Company: SMITHFIELD FOODS, INC.

Description of Security: 8.52% Series F Senior Secured Notes due August 1, 2006

PPN: 832248 B# 4

due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	Via fax and mail to: The Northern Trust Company 801 South Canal Street, C-1N Chicago, IL 60607 Attn: Oscell Owens Gretta Johnson Fax: 312-630-8179

Address for All Other Notices

Via fax and mail to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Attn:        Bond and Corporate Finance Group, T-57

Fax:          617-572-5068

Copies of any notices regarding changes in issuer’s name, address or principal place of business or location of collateral, via fax and mail, to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Attn:         Investment Law Division, T-30

Fax:           617-572-9269

Other Instructions	SIGNATURE 6 LIMITED
By: John Hancock Life Insurance Company, as Portfolio Advisor

By:
Name:
Title:

Tax Identification Number	NONE

Annex 1-4

Current Noteholder	JPMORGAN CHASE BANK, AS DIRECTED TRUSTEE FOR THE AT&T LONG-TERM INVESTMENT TRUST
Series of Note: Aggregate Principal Amount of Notes Held	Series F: $3,960,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	[ ]

Accompanying Information	Name of Company: SMITHFIELD FOODS, INC.
Description of Security: 8.52% Series F Senior Secured Notes due August 1, 2006

PPN: 832248 B# 4
due Date and Application (as among principal, premium and interest) of the payment being made:
Address for Notices Related to Payments	[ ]

Address for All other Notices

John Hancock Financial Services, Inc.

200 Clarendon Street

Boston, MA 02117

Attn:        Scott Hartz, Bond and Corporate Finance Dept., T-57

Fax:         (617) 572-9269

with a copy to:

John Hancock Financial Services, Inc.

John Hancock Place

200 Clarendon Street

Boston, MA 02117

Attn:        Investment Law Division, T-50

Fax:         (617) 572-9269

Other Instructions	JPMORGAN CHASE BANK, as Directed Trustee for the AT&T Long-Term Investment Trust

By
Name:
Title:

Tax Identification Number	13-3187026

Annex 1-5

Current Noteholder	METROPOLITAN LIFE INSURANCE COMPANY

Series of Note: Aggregate Principal Amount of Notes Held	Series F: $20,000,000

Payment on Account of Note

Method Account Information	Federal Funds Wire Transfer JPMorgan Chase Bank ABA # 021-000-021 Account #: 002-2-410591 Account Name: Metropolitan Life Insurance Company Re: (see “Accompanying Information” below)

Accompanying Information	Name of Company: SMITHFIELD FOODS, INC.

Description of Security: 8.52% Series F Senior Secured Notes due August 1, 2006

PPN: 832248 B# 4

due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	(See “Address for All Other Notices” below)

Address for All Other Notices

Metropolitan Life Insurance Company

10 Park Avenue

Morristown, NJ 07962-1902

Attn:  Director

           Investments, Private Placements

Fax:   973-355-4250

with a copy (other than with respect to deliveries of financial statements) to:

Metropolitan Life Insurance Company

10 Park Avenue

Morristown, NJ 07962-1902

Attn:  Chief Counsel

           Securities Investments (PRIV)

Fax:   973-355-4338

Other Instructions	METROPOLITAN LIFE INSURANCE COMPANY

By:
Name:
Title:

Tax Identification Number	13-5581829

Annex 1-6

Current Noteholder	METLIFE INVESTORS USA INSURANCE COMPANY
Series of Note: Aggregate Principal Amount of Notes Held	Series F: $10,000,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	[ ]

Re: (see “Accompanying Information” below)

Accompanying Information	Name of Company: SMITHFIELD FOODS, INC.

Description of Security: 8.52% Series F Senior Secured Notes due August 1, 2006

PPN: 832248 B# 4

due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	[ ]

Address for All Other Notices	[ ]

Other Instructions	METLIFE INVESTORS USA INSURANCE COMPANY
By: Metropolitan Life Insurance Company, as Investment Manager

By:
Name:
Title:

Tax Identification Number	[ ]

Annex 1-7

Current Noteholder	THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
Series of Note: Aggregate Principal Amount of Notes Held	Series F: $12,000,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	ABA # 011-000-028 State Street Bank and Trust Company Boston, MA 02101 Re: The Variable Annuity Life Insurance Company AC-0125-821-9 Fund Number PA 54

Accompanying Information	Name of Company: SMITHFIELD FOODS, INC.
Description of Security: 8.52% Series F Senior Secured Notes due August 1, 2006
PPN: 832248 B# 4

due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	The Variable Annuity Life Insurance Company and PA 54 c/o State Street Bank and Trust Company Insurance Services Custody (AH2) 801 Pennsylvania Kansas City, Missouri 64105 Fax: (816) 691-3619
with a copy to: The Variable Annuity Life Insurance Company c/o American General Corporation 2929 Allen Parkway Houston, TX 77019-2155 Attn: Investment Research Department, A37-01 Fax: (713) 831-1366

Address for All other Notices	The Variable Annuity Life Insurance Company c/o American General Corporation 2929 Allen Parkway Houston, TX 77019-2155 Attn: Investment Research Department, A37-01 Fax: (713) 831-1366

Other Instructions	AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY (successor by merger to The Independent Life and Accident Insurance Company) THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
By: AIG Global Investment Corp., Investment Adviser

By
Name:
Title:

Tax Identification Number	74-1625348

Annex 1-8

Current Noteholder	AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY

Series of Note: Aggregate Principal Amount of Notes Held	Series F: $3,000,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	ABA #011-000-028 State Street Bank and Trust Company Boston, MA 02101 re: American General Life and Accident Insurance Company AC-348-17924 Fund Number PA 88

Accompanying Information	Name of Company: SMITHFIELD FOODS, INC.
Description of Security: 8.52% Series F Senior Secured Notes due August 1, 2006
PPN: 832248 B# 4
due Date and Application (as among principal, premium and interest) of the payment being made

Address for Notices Related to Payments

American General Life and Accident Insurance Company and PA 88

c/o State Street Bank and Trust Company

Insurance Services Custody (AH2)

801 Pennsylvania

Kansas City, Missouri 64105

Fax:     (816) 691-3619

with a copy to:

American General Life and Accident Insurance Company

c/o American General Corporation

2929 Allen Parkway

Houston, TX 77019-2155

Attn: Investment Research Department, A37-01

Fax:     (713) 831-1366

Address for All other Notices	Independent Life and Accident Insurance Company c/o American General Corporation 2929 Allen Parkway Houston, TX 77019-2155 Attn: Investment Research Department, A37-01 Fax: (713) 831-1366

Other Instructions

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY

(successor by merger to The Independent Life and Accident Insurance Company)

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By: AIG Global Investment Corp., Investment Adviser

By
Name:
Title:

Tax Identification Number	59-0302660

Annex 1-9

Current Noteholder	MONUMENTAL LIFE INSURANCE COMPANY

Series of Note: Aggregate Principal Amount of Notes Held	Series F: $12,500,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	Citibank, N.A. 111 Wall Street New York, NY 10043 ABA # 021-000-089 DDA # 36218394 For Further Credit to: MonLife Custody # 847785 Custody Account No. 847785

Accompanying Information	Name of Company: SMITHFIELD FOODS, INC.

Description of Security: 8.52% Series F Senior Secured Notes due August 1, 2006

PPN: 832248 B# 4

due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	AEGON USA Investment Management, Inc. 4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499-7013 Attn: Custody Operations - Privates Fax: (319) 398-8695 Email: paymentnotifications@aegonusa.com

Address for All other Notices

AEGON USA Investment Management, Inc.

4333 Edgewood Road N.E.

Cedar Rapids, Iowa 52499-5112

Attn:          Director of Private Placements

Fax:            (319) 369-2666

with a copy to:

AEGON USA Investment Management, Inc.

400 West Market Street

Louisville, Kentucky 40202

Attn:            Liz Taylor

                     Private Placements

Fax:              (502) 560-2030

Other Instructions	MONUMENTAL LIFE INSURANCE COMPANY, successor by merger to Peoples Security Life Insurance Company

By
Name:
Title:

Tax Identification Number	52-0419790

Annex 1-10

Current Noteholder	THE MARITIME LIFE ASSURANCE COMPANY

Series of Note: Aggregate Principal Amount of Notes Held	Series F: $5,000,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	[ ]

Re: (see “Accompanying Information” below)

Accompanying Information	Name of Company: SMITHFIELD FOODS, INC.

Description of Security: 8.52% Series F Senior Secured Notes due August 1, 2006

PPN: 832248 B# 4

due Date and Application (as among principal, premium and interest) of the payment being made:
Address for Notices Related to Payments	[ ]

Address for All other Notices	[ ]

Other Instructions	THE MARITIME LIFE ASSURANCE COMPANY

By
Name:
Title:

By
Name:
Title:

Tax Identification Number	[ ]

Annex 1-11

Current Noteholder	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Series of Note: Aggregate Principal Amount of Notes Held	Series F: $2,500,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	Citibank, N.A. 111 Wall Street New York, NY 10043 ABA # 021000089 For MassMutual Long Term Pool Account No. 4067-3488

Accompanying Information	Name of Company: SMITHFIELD FOODS, INC.

Description of Security: 8.52% Series F Senior Secured Notes due August 1, 2006

PPN: 832248 B# 4

due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments

Massachusetts Mutual Life Insurance Company

1500 Main Street, Suite 2800

Springfield, MA 01115

Attn:            Securities Custody and Collection Department, F 381

with telephone advice of payment to:

Securities Custody and Collection Department

Fax:            (413) 744-3878

Address for All other Notices	Massachusetts Mutual Life Insurance Company 1500 Main Street, Suite 2800 Springfield, MA 01115 Attn: Securities Investment Division

Other Instructions	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By: Babson Capital Management LLC, as Investment Adviser

By
Name:
Title:

Tax Identification Number	04-1590850

Annex 1-12

EXHIBIT A1

[FORM OF SERIES B SENIOR SECURED NOTE]

SMITHFIELD FOODS, INC.

8.41% SERIES B SENIOR SECURED NOTE DUE AUGUST 1, 2006

No. RB-[ ]	[Date	]
$[ ]	PPN: 832248 A@ 7

SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to [                                         ] or registered assigns the principal sum of [                                         ] DOLLARS ($[                    ]) on August 1, 2006 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of eight and forty-one one-hundredths percent (8.41%) per annum quarterly on the first (1st) day of each February, May, August and November in each year, commencing on the later of August 1, 1996 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) ten and forty-one one-hundredths percent (10.41%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement.

This Note is one of an issue of Series B Senior Secured Notes of the Company issued in an aggregate principal amount limited to Nine Million Eight Hundred Fifty-Two Thousand Nine Hundred Forty-Two Dollars ($9,852,942) pursuant to the Company’s separate Note Purchase Agreements, (collectively as may be amended from time to time, the “Note Purchase Agreement”), each dated as of July 15, 1996, with the purchasers

1	For purposes of this Annex 2, “Closing Date” has the same meaning as “Second Restatement Date.”
2	In addition, a loan is outstanding to Voting Trust which had a balance of $457,139 as of January 30, 2000.

Exhibit A1-1

listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make the scheduled required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and agrees to pay all costs of collection when incurred (including, without limitation, attorneys’ fees) and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every Financing Document. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the Commonwealth of Virginia.

This Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

All obligations evidenced by the Note are guarantied by the Guarantors pursuant to the Joint and Several Guaranty.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

Exhibit A1-2

EXHIBIT A2

[FORM OF SERIES E SENIOR SECURED NOTE]

SMITHFIELD FOODS, INC.

10.75% SERIES E SENIOR SECURED NOTE DUE AUGUST 1, 2005

No. RE-[ ]	[Date	]
$[ ]	PPN: 832248 B@ 6

SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to [                                    ] or registered assigns the principal sum of [                                         ] DOLLARS ($[                    ]) on August 1, 2005 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of ten and seventy-five one-hundredths percent (10.75%) per annum, quarterly on the first (1st) day of each February, May, August and November in each year, commencing on the later of August 1, 1996 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) twelve and seventy-five one-hundredths percent (12.75%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement.

This Note is one of an issue of Series E Senior Secured Notes of the Company issued in an aggregate principal amount limited to Nine Million Two Hundred Fifty Thousand Dollars ($9,250,000) pursuant to the Company’s separate Note Purchase Agreements, (collectively as may be amended from time to time, the “Note Purchase Agreement”), each dated as of July 15, 1996, with the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make the scheduled required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

Exhibit A2-1

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and agrees to pay all costs of collection when incurred (including, without limitation, attorneys’ fees) and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every Financing Document. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the Commonwealth of Virginia.

This Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

All obligations evidenced by the Note are guarantied by the Guarantors pursuant to the Joint and Several Guaranty.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

Exhibit A2-2

EXHIBIT A3

[FORM OF SERIES F SENIOR SECURED NOTE]

SMITHFIELD FOODS, INC.

8.52% SERIES F SENIOR SECURED NOTE DUE AUGUST 1, 2006

No. RF-[ ]	[Date]
$[ ]	PPN: 832248 B# 4

SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to [                                         ] or registered assigns the principal sum of [                                         ] DOLLARS ($[                    ]) on August 1, 2006 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of eight and fifty-two one-hundredths percent (8.52%) per annum, quarterly on the first (1st) day of each February, May, August and November in each year, commencing on the later of August 1, 1996 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) ten and fifty-two one-hundredths percent (10.52%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement.

This Note is one of an issue of Series F Senior Secured Notes of the Company issued in an aggregate principal amount limited to One Hundred Million Dollars ($100,000,000) pursuant to the Company’s separate Note Purchase Agreements, (collectively as may be amended from time to time, the “Note Purchase Agreement”), each dated as of July 15, 1996, with the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make the scheduled required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

Exhibit A3-1

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and agrees to pay all costs of collection when incurred (including, without limitation, attorneys’ fees) and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every Financing Document. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the Commonwealth of Virginia.

This Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

All obligations evidenced by the Note are guarantied by the Guarantors pursuant to the Joint and Several Guaranty.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

Exhibit A3-2

EXHIBIT A4

[FORM OF SERIES G SENIOR SECURED NOTE]

SMITHFIELD FOODS, INC.

10.35% SERIES G SENIOR SECURED NOTE DUE NOVEMBER 1, 2006

No. RG-[ ]	[Date]
$[ ]	PPN: 832248 C* 7

SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to [                                         ] or registered assigns the principal sum of [                                         ] DOLLARS ($[                    ]) on November 1, 2006 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of ten and thirty-five one-hundredths percent (10.35%) per annum, quarterly on the first (1st) day of each February, May, August and November in each year, commencing on the later of August 1, 1996 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) twelve and thirty-five one-hundredths percent (12.35%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement.

This Note is one of an issue of Series G Senior Secured Notes of the Company issued in an aggregate principal amount limited to Fourteen Million Dollars ($14,000,000) pursuant to the Company’s separate Note Purchase Agreements, (collectively as may be amended from time to time, the “Note Purchase Agreement”), each dated as of July 15, 1996, with the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make the scheduled required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

Exhibit A4-1

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and agrees to pay all costs of collection when incurred (including, without limitation, attorneys’ fees) and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every Financing Document. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the Commonwealth of Virginia.

This Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

All obligations evidenced by the Note are guarantied by the Guarantors pursuant to the Joint and Several Guaranty.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

Exhibit A4-2